Exhibit 4.2

EXECUTION COPY

MIRANT NORTH AMERICA ESCROW, LLC

MIRANT NORTH AMERICA, LLC

MNA FINANCE CORP.

AS ISSUERS

AND

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
AS TRUSTEE

7.375% Senior Notes due 2013

INDENTURE

Dated as of December 23, 2005

ARTICLE XI
MISCELLANEOUS

SECTION 11.1. Trust Indenture Act Controls		115
SECTION 11.2. Notices		115
SECTION 11.3. Communication by Holders with other Holders		116
SECTION 11.4. Certificate and Opinion as to Conditions Precedent		116
SECTION 11.5. Statements Required in Certificate or Opinion		116
SECTION 11.6. When Securities Disregarded		117
SECTION 11.7. Rules by Trustee, Paying Agent and Registrar		117
SECTION 11.8. Legal Holidays		117
SECTION 11.9. Governing Law		117
SECTION 11.10. No Recourse Against Others		117
SECTION 11.11. Successors		118
SECTION 11.12. Multiple Originals		118
SECTION 11.13. Qualification of Indenture		118
SECTION 11.14. Table of Contents; Headings		118
SECTION 11.15. Force Majeure		118
SECTION 11.16. Effectiveness of Provisions for MNA and the Subsidiary Guarantors		118

SCHEDULE 3.2	Existing Indebtedness
SCHEDULE 3.4	Permitted Restrictions on Distributions
SCHEDULE 3.6	Existing Liens
SCHEDULE 3.8	Affiliate Transactions
SCHEDULE I	Existing Investments

EXHIBIT A	Form of the Series A Note
EXHIBIT B	Form of the Series B Note
EXHIBIT C	Form of Indenture Supplement to Add Subsidiary Guarantors

v

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	N.A.
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.3; 7.8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.3
	(c)	11.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	N.A.
	(c)	7.6
	(d)	7.6
314	(a)	3.18
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a)(last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
	(c)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of December 23, 2005, among MIRANT NORTH AMERICA ESCROW, LLC, a Delaware limited liability company (“Escrow LLC”), MIRANT NORTH AMERICA, LLC, a Delaware limited liability company (“MNA” and together with the Escrow LLC, the “Company”), MNA FINANCE CORP., a Delaware corporation (“MNA Finance Corp.” and, together with the Company, the “Issuers”), the Subsidiary Guarantors (as hereinafter defined) from time to time parties hereto and LAW DEBENTURE TRUST COMPANY OF NEW YORK, a national banking association (the “Trustee”), as Trustee.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party hereto covenants and agrees as follows for the benefit of the other parties and for the equal and ratable benefit of all Holders of (i) the Issuers’ 7.375% Senior Notes due 2013 issued on the date hereof (the “Initial Securities”), (ii) if and when issued, an unlimited principal amount of additional 7.375% Senior Notes, Series A, due 2013 in a non-registered offering or 7.375% Senior Notes, Series B, due 2013 in a registered offering of the Issuers, that may be offered from time to time subsequent to the Issue Date (the “Additional Securities”) and (iii) if and when issued, the Issuers’ 7.375% Senior Notes, Series B, due 2013, that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in a Registration Rights Agreement (as hereinafter defined) (the “Exchange Securities,” and together with the Initial Securities and Additional Securities, the “Securities”).

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)                                  any property, plant or equipment to be used by the Company or a Restricted Subsidiary in a Permitted Business or capital expenditures by the Company or a Restricted Subsidiary which are related to a Permitted Business;

(2)                                  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)                                  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of Section 3.8, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1)                                  1.0% of the then outstanding principal amount of the Security; and

(2)                                  the excess of:

(a)                                   the present value at such redemption date of (i) the redemption price of the Security at December 31, 2009 (such redemption price being set forth in the table appearing in Section 5 of the Security) plus (ii) all required interest payments due on the Security, through December 31, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                  the then outstanding principal amount of the Security.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)                                  a disposition of assets (x) by a Restricted Subsidiary to the Company or (y) by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

(2)                                  the sale of Cash Equivalents;

(3)                                  a disposition of inventory in the ordinary course of business;

(4)                                  a disposition of obsolete, uneconomic or worn out equipment, vehicles or similar assets or equipment, vehicles or similar assets that in the good faith judgment of the Board of Directors of the Company is no longer useful or desirable in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)                                  transactions permitted under Section 4.1;

(6)                                  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)                                  for purposes of Section 3.5 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to Section 3.3;

(8)                                  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

(9)                                  the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)                            dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                            the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 3.2;

(12)                            the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13)                            foreclosure on assets;

(14)                            the disposition by the Company or any Subsidiary of power, capacity, fuel, emission credits and other products or services, in each case in the ordinary course of business (it being understood that a disposition of a quantity of power, capacity, fuel or emission credits or other products or services that is material to the Company or such Restricted Subsidiary, as the case may be, shall not alone cause such disposition not to be in the ordinary course of business);

(15)                            compromises and settlements of claims against third parties and, in an amount not to exceed $10.0 million since the Emergence Date, dispositions in connection with the settlement of claims and litigation;

(16)                            dispositions made pursuant to the Plan of Reorganization;

(17)                            to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(18)                            any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments acquired pursuant to the definition of Permitted Investments);

(19)                            any Casualty Event; and

(20)                            the unwinding of any Hedging Obligation.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas (Fort Worth Division) presiding over the Chapter 11 cases of Mirant Corporation and its affiliates, Case No. 03-46590 (DML).

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided, however, that in no event shall the obligations of MIRMA under the Facility Lease Documents (without giving effect to any amendment, supplement or modification thereto) be treated as Capitalized Lease Obligations.

“Cash Equivalents” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), and, other than any such securities used to defease Indebtedness, having maturities of not more than one year from the date of acquisition;

(2)                                  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(3)                                  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper rated at the time of acquisition thereof at least “A2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(6)                                  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above; and

(7)                                  money market funds that (i) (x) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and are rated at least “A” by Standard & Poor’s Ratings Group, Inc. and “A” by Moody’s Investors

Service, Inc. or (y) are rated “AAA” by Standard & Poor’s Ratings Group, Inc. and “Aaa” by Moody’s Investors Service, Inc. and (ii) have portfolio assets of at least $2,500,000,000.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or insured loss that results in Net Available Cash of less than $25.0 million shall not be deemed a Casualty Event.

“Change of Control” means:

(1)                                  any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (other than a Wholly-Owned Subsidiary of New Mirant) or Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Parent held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(2)                                  the first day on which a majority of the members of the Board of Directors of the Company or Parent are not Continuing Directors; or

(3)                                  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent or, other than to New Mirant or a Wholly-Owned Subsidiary of New Mirant, the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)                                  the adoption by the stockholders of the Company or Parent of a plan or proposal for the liquidation or dissolution of the Company or Parent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of any commodity, including without limitation, fuel, emissions and electric energy or capacity, actually sold or used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” has the meaning set forth in the first paragraph of the recitals of this Indenture, and the successors and assigns thereto.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence (the “Reference Period”) to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)                                  if the Company or any Restricted Subsidiary:

(a)                                  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i)  the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)                                  if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)                                  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)                                 Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)                                  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(4)                                  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period; and

(5)                                  with respect to any portion of a Reference Period that occurs prior to January 3, 2006, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect to adjustments consistent with the presentation of Unaudited Pro Forma Condensed Combined Financial Information for the twelve months ended September 30, 2005 set forth in the Offering Memorandum.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that (x) whenever pro forma effect is to be given to an Investment, merger, acquisition or Asset Disposition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which substantially all the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such transaction, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture and (y) pro forma calculations pursuant to clause (5) above shall be set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states that such calculations are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).  If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period plus (to the extent deducted from Consolidated Net Income), without duplication:

(1)                                  Consolidated Interest Expense; plus

(2)                                  Consolidated Income Taxes plus franchise and similar taxes; plus

(3)                                  consolidated depreciation expense; plus or minus, as the case may be

(4)                                  all non-recurring costs and expenses of the Company and its Restricted Subsidiaries incurred in connection with (x) the Emergence Transactions and (y) litigation attributable to the Company’s Chapter 11 cases (so long as such costs and expenses have been approved and allowed by the Bankruptcy Court), including but not limited to non-recurring costs and expenses incurred in the related financing transactions and as a result of operating changes implemented within 18 months of the completion of the Emergence Transactions; plus

(5)                                  the amount of any restructuring charges (including, without limitation, retention, severance, facility closure costs and benefit charges); plus

(6)                                  realized losses on transition power agreements, in the amounts set forth in and as further described in the Offering Memorandum, but only to the extent such realized loss was incurred in the consecutive four quarter period referred to in the definition of Consolidated Coverage Ratio; plus

(7)                                  other non-cash expenses and losses reducing Consolidated Net Income (including the effects of fresh start accounting under SOP 90-7, but excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation and Mark-to-Market Adjustments); minus

(8)                                  noncash items increasing Consolidated Net Income of such Person for such period (including the effects of fresh start accounting under SOP 90-7, but excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period and Mark-to-Market Adjustments).

Notwithstanding the preceding sentence, amounts under clauses (2) through (8) of a Restricted Subsidiary of a Person (other than a Wholly-Owned Subsidiary) will be added to or subtracted from, as the case may be, Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (8) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—”Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and any expensing of bridge or other financing fees, commitments, administration and transaction fees and charges);

(2)                                  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(3)                                  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(4)                                  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(5)                                  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(6)                                  interest income with respect to accounts deposited to secure the synthetic letter of credit tranche of the Senior Secured Credit Agreement in existence on the Emergence Date.

“Consolidated Net Income” means, for any period, the Net Income of the Company and its consolidated Restricted Subsidiaries; provided, however, that there will not be included in such Consolidated Net Income:

(1)                                  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in clauses (3) through (9) below and to the extent not already included in this definition or pursuant to clause (iv) of the first paragraph of “Certain covenants—Limitation on restricted payments”, Consolidated Net Income of the Company and its consolidated Restricted Subsidiaries shall be increased by the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)                                  for purposes of the covenant described under “Certain covenants—Limitation on restricted payments” only, any net income (but not loss) of any Restricted Subsidiary to the extent such Subsidiary is not permitted at the date of determination to declare or pay dividends or similar distributions without any prior governmental approval (which approval has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (unless such restriction has been waived or arises solely from the requirement under the Facility Lease Documents with respect to MIRMA and its Subsidiaries that MIRMA and its Subsidiaries deliver financial statements for the most recently completed fiscal year or fiscal quarter, as the case may be, and the date of determination is less than 90 or 60 days, as the case may be, from the end of such fiscal year or fiscal quarter), except that:

(a)                                  subject to the limitations contained in clauses (3) through (9) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)                                  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business (determined in good faith by the Board of Directors of the Company) and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)                                  any extraordinary gain or loss;

(5)                                  the cumulative effect of a change in accounting principles;

(6)                                  any increase in amortization or depreciation or other non-cash charges resulting from the application of SOP 90-7 in relation to the Emergence Transactions or from purchase accounting due to any acquisition that is consummated after the Issue Date; and

(7)                                  any income (loss) from the early extinguishment of Indebtedness;

(8)                                  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets;” and

(9)                                  Mark-to-Market Adjustments.

For purposes of calculating the amount of Restricted Payments permitted pursuant to clause (c)(i) of Section 3.3, the amount of Consolidated Net Income shall be reduced, without duplication, by amounts dividended to Parent for taxes pursuant to clause (10) of the second paragraph of Section 3.3 (such calculation to be made on a quarterly basis).

Notwithstanding the foregoing, for the purpose of Section 3.3 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions from the Company and its Restricted Subsidiaries, any repayments on loans and advances which constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) of Section 3.3.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or Parent, as the case may be, who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election.

“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement, commercial paper facilities with banks or other institutional investors or one or more indentures).

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)                                  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)                                  is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 3.5 and Section 3.11 of this Indenture and such repurchase or redemption complies with Section 3.3.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Emergence Date” means the date on which Section 12.2 of the Plan of Reorganization (Conditions Precedent to the Occurrence of the Effective Date) shall have been satisfied, the Emergence Transactions shall have occurred and the Plan of Reorganization shall have been substantially consummated.

“Emergence Transactions” means the various transactions set forth in the Plan of Reorganization entered into by the Company and its affiliates in connection with the Emergence Date and substantial consummation of the Plan of Reorganization, including without limitation, the various corporate restructuring transactions outlined in the Plan of Reorganization (other than the contribution of MET to the Company which shall occur no later than 60 days after the Emergence Date), the issuance of the Securities, borrowing made under the Senior Secured Credit Agreement on the Emergence Date and the application of a portion of the proceeds of such financings in accordance with such Plan of Reorganization.

“Equity Offering” means (a) a public offering for cash by the Company or Parent, as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control and (b) contributions of cash or Cash Equivalents to the common equity capital of the Company by Persons other than the Company and its Subsidiaries (except in connection with a transaction that constitutes a Change of Control).  For the avoidance of doubt, any payments received by the Company in respect of MAI Series A Preferred Shares and MAI Series B Preferred Shares shall not constitute Equity Offerings.

“Escrow Agreement” means that certain escrow agreement dated as of the date of this Indenture by and among the Issuers, the Trustee, Deutsche Bank Trust Company Americas, as

securities intermediary and escrow agent, and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Property, in each case received by the Company and its Restricted Subsidiaries from:

(1)                                  contributions to its common equity capital; and

(2)                                  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (c)(ii) of the first paragraph of Section 3.3.

“Facilities” means the electric generating facilities (including any electric generating facilities under construction) owned by the Company or any of its Restricted Subsidiaries.

“Facility Lease Documents” means the eleven Facility Lease Agreements, dated December 19, 2000, the related Participation Agreements and all other agreements entered into in connection therewith and related thereto, in each case as amended, modified, or supplemented from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, or to maintain financial statement conditions or otherwise); or

(2)                                  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “holder” means a Person in whose name a Security is registered on the Registrar’s books.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (other than except as provided in clause (3) below, in respect of letters of credit);

(2)                                  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than except as provided in clause (3) below, in respect of letters of credit);

(3)                                  reimbursement obligations in respect of drawn letters of credit, except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence;

(4)                                  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)                                  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)                                  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)                                  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)                                  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;  and

(9)                                  to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations with respect to Interest Rate Agreements and Currency Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above (except earnout provisions contained in acquisition or similar agreements that may be deemed Indebtedness pursuant to clause (4) above) and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)                                  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)                                  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)                                  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means, together, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Credit Suisse First Boston LLC, Lehman Brothers Inc. and Greenwich Capital Markets, Inc.

“Initial Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers and counterparties in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)                                  Hedging Obligations in compliance with this Indenture;

(2)                                  endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)                                  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 3.3,

(1)                                  “Investment” will include the portion (proportionate to the Company’ equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’ equity interest in such

Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case with a stable or better outlook.

“Issue Date” means December 23, 2005.

“Issuers” has the meaning ascribed to it in the first introductory paragraph of this Indenture.

“Legal Holiday” has the meaning ascribed to it under Section 11.8.

“Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“MAG” means Mirant Americas Generation, LLC, a Delaware limited liability company.

“MAG Senior Notes” means the following series of MAG senior notes: the $850,000,000 of Senior Notes due 2011, the $450,000,000 of Senior Notes due 2021, and the $400,000,000 of Senior Notes due 2031.

 “MAI Series A Preferred Shares” has the meaning set forth in the Plan of Reorganization.

“MAI Series B Preferred Shares” has the meaning set forth in the Plan of Reorganization.

“Management Agreement” means the Service Agreement, dated as of January 3, 2006, pursuant to which Mirant Services performs the administrative functions described in “Certain relationship and related party transactions — Related party arrangements after emergence from bankruptcy — Administration services agreements with Mirant Services” section of the Offering Memorandum, as amended, supplemented or otherwise modified from time to time.

“Mark-to-Market Adjustments” means the net of: (1)  any unrealized or non-cash loss attributable to changes in the fair value of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” and (2) any unrealized or non-cash gain attributable to changes in the fair value of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

“MET” means Mirant Energy Trading LLC, a Delaware limited liability company.

 “MIRMA” means Mirant Mid-Atlantic, LLC, a Delaware limited liability company.

 “Net Available Cash” from an Asset Disposition or Casualty Event means cash payments or Cash Equivalents received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or Casualty Event or received in any other non-cash form that is not converted into cash or Cash Equivalents) therefrom, in each case net of:

(1)                                  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Casualty Event;

(2)                                  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or Casualty Event, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty Event;

(3)                                  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Casualty Event; and

(4)                                  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or Casualty Event and retained by the Company or any Restricted Subsidiary after such Asset Disposition or Casualty Event.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements) ); provided that the cash proceeds of an Equity Offering by Parent shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Company.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Mirant” has the meaning set forth in the Plan of Reorganization.

“New York Unrestricted Subsidiary” means any of Mirant New York, Inc., Mirant Lovett, LLC, Mirant NY-Gen, LLC, Mirant Bowline, LLC or Hudson Valley Gas Corporation.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)                                  as to which (x) neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (y) no lender has recourse to any of the assets of the Company or any Restricted Subsidiary; provided that recourse shall not be deemed to exist by reason of normal and customary sponsor support arrangements; and

(2)                                  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Offering Memorandum” means the offering memorandum relating to the offering of the Securities dated December 20, 2005.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuers or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Issuer. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed on behalf of (i) the Issuers by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of Escrow LLC, MNA and MNA Finance Corp. or (ii) the Company by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary, as the case may be.

 “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Parent” means any of New Mirant or any direct or indirect Wholly-Owned Subsidiary of New Mirant or any successor thereto that is a direct or indirect parent entity of the Company.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities.

“Permitted Business” means the business of acquiring, constructing, managing, developing, improving, owning and operating Facilities, as well as trading and any other activities reasonably related to the foregoing activities (including acquiring and holding reserves), including investing in Facilities or other activities engaged into by the Company and its Restricted Subsidiaries on the Emergence Date and described in the Offering Memorandum.

“Permitted Counterparty Lien” means a Lien in favor of a counterparty under a PPA, provided that the following conditions are satisfied:

(a)                                 except as contemplated by (1)(b) of the definition of “PPA”, the counterparty is not an Affiliate of the Company;

(b)                                the Lien does not secure any Indebtedness and (i) is granted solely to secure the performance obligations of the Company or the applicable Restricted Subsidiary under the PPA and/or any obligation of the Company or the applicable Restricted Subsidiary to make a termination payment under the PPA upon the occurrence of the event described in clause (c)(ii)(A) below or the termination by the counterparty upon the occurrence of any of the events described in clause (c)(ii)(B) below, or (ii) creates rights designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise continue performance of the Company’s or the applicable Restricted Subsidiary’s obligations under the PPA;

(c)                                 the counterparty can exercise its rights with respect to the Lien only (i) for so long as the counterparty remains current with respect to all of its payment obligations under the PPA and is not otherwise in a continuing default under the PPA, and (ii) if either (A) the Company or the applicable Restricted Subsidiary has terminated, rejected or repudiated the PPA (including any rejection or similar act by or on behalf of the Company or the applicable Restricted Subsidiary in connection with any bankruptcy proceeding) or (B) the Company or the applicable Restricted Subsidiary has breached its obligations under the PPA; provided, that the following actions will be considered a breach by the Company or the applicable Restricted Subsidiary under the PPA: (1) the Company or the applicable Restricted Subsidiary provides or delivers capacity or energy to a third party if the

Company or the applicable Restricted Subsidiary is required under the PPA to provide or deliver such capacity or energy to the counterparty; (2) the Company or the applicable Restricted Subsidiary of the Company fails to perform its material obligations under the PPA, and such failure continues beyond any cure or grace period under the PPA, and its performance is not prevented by force majeure, forced outage or other events or circumstances outside the reasonable control of the Person responsible therefor; (3) any failure by the Company or the applicable Restricted Subsidiary to comply with any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise take actions necessary to continue performance of the Company’s or the applicable Restricted Subsidiary’s obligations under the PPA, in each case to the extent the Company or the applicable Restricted Subsidiary is then capable of complying with such provisions; or (4) any failure by the Company or the applicable Restricted Subsidiary to pay to the counterparty any amount due and payable in accordance with the terms and conditions of the PPA;

(d)                                the counterparty’s exercise of its rights with respect to the Lien is limited to (i) the taking of actions pursuant to any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise necessary to continue performance of the Company’s or the applicable Restricted Subsidiary’s obligations under the PPA or (i) the recovery of any termination payment due under the PPA upon the occurrence of the event described in clause (c)(ii)(A) above or the termination by the counterparty upon the occurrence of any of the events described in clause (c)(ii)(B) above;

(e)                                 the Lien is limited to the assets of the Company or Restricted Subsidiary specific to its performance under such PPA; and

(f)                                   the obligations secured by each such Lien is structured so that the counterparty’s credit exposure and actual or projected mark-to market exposure to the Company or Restricted Subsidiary, as the case may be, is positively correlated with power prices.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)                                  the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that Investments in Non-Guarantor Restricted Subsidiaries shall not be in the form of a contribution or transfer of material property, plant and equipment or Capital Stock of any Person;

(2)                                  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that if such Person becomes a Non-Guarantor Restricted Subsidiary, such Investment shall not be in the form of a contribution or transfer or assets (other than cash) or Capital Stock of any Person;

(3)                                  cash and Cash Equivalents;

(4)                                  receivables owing to the Company or any Restricted Subsidiary created or acquired in the course of commercial activities;

(5)                                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                  loans or advances to employees (other than executive officers) of the Company and its Restricted Subsidiaries made in the ordinary course of business of the Company or such Restricted Subsidiary in an aggregate amount at any one time outstanding not to exceed $2.0 million (loans or advances that are forgiven shall continue to be deemed outstanding);

(7)                                  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)                                  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.5;

(9)                                  Investments in existence, or committed to (and identified on Schedule I to this Indenture on the Issue Date), on the Emergence Date;

(10)                            Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are not prohibited by Section 3.2;

(11)                            Guarantees issued in accordance with Section 3.2;

(12)                            Investments in the form of, or pursuant to, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business; and

(13)                            Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (13), in an aggregate amount at the time of such Investment not to exceed the greater of $200.0 million and 5% of Total Assets outstanding at any one time (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities) (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13).

“Permitted Liens” means, with respect to any Person:

(1)                                  Liens securing Indebtedness and other obligations and related Hedging Obligations of the Company and Subsidiary Guarantors Incurred under the provisions described in clause (b)(1) of Section 3.2;

(2)                                  pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)                                  Liens arising by operation of law or by order of a court or tribunal or other Governmental Authority (or by an agreement of similar effect), including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(4)                                  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that the reimbursement obligations with respect to such letters of credit do not constitute Indebtedness;

(6)                                  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances that are not material to the operations of the Company and its Restricted Subsidiaries taken as a whole) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)                                  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)                                  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                            Liens for the purpose of securing Indebtedness Incurred pursuant to clauses (7), (8) and (9) of the second paragraph of Section 3.2; provided that;

(a)                                  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)                                 such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than (i) such assets or property and assets affixed or appurtenant thereto and (ii) the Capital Stock of the obligor of the Project Finance Indebtedness; provided that such obligor does not own any assets other than the assets financed by such Project Finance Indebtedness;

(11)                            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(12)                            Liens arising from Uniform Commercial Code financing statement filings filed on a precautionary basis in respect of operating leases entered into by the Company and its Restricted Subsidiaries that do not constitute Indebtedness;

(13)                            Liens existing on the Issue Date or the Emergence Date as set forth on Schedule 3.6 to this Indenture on the Issue Date (other than Liens Incurred pursuant to clause (1));

(14)                            Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)                            Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such

Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)                            Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)                            Liens securing the Securities and Subsidiary Guarantees;

(18)                            Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15) and (17), provided that (x) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (10), (13), (14), (15) and (17) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, replacement, amendment, extension, or modification;

(19)                            any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)                            Liens under industrial revenue, municipal or similar bonds;

(21)                            Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $250.0 million;

(22)                            Liens securing obligations with respect to contracts (other than for Indebtedness) for commercial and trading activities for the purchase, distribution, sale, lease or hedge of any energy-related commodity or service including contracts and derivative financial instruments entered into with respect to electric energy or capacity, emissions allowances, fuel and other commodities);

(23)                            Permitted Counterparty Liens; and

(24)                            Liens securing obligations under the Escrow Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Plan of Reorganization” means the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors, dated as of

December 9, 2005, Case No. 03-46590 filed in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, as amended, supplemented or otherwise modified.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

 “PPA” means:

(1)                            an arms-length, executed, valid and binding agreement (including, without limitation, a tolling agreement) that is then in full force and effect and not in default in any material respect and which is not terminable without cause between the Company or any Restricted Subsidiary and either:

(a)                                   a third party purchaser whose long-term senior unsecured debt is rated no less than Baa3 by Moody’s Investors Service, Inc. and BBB- by Standard & Poor’s Ratings Group, Inc. on the date the relevant transaction is entered into by the Company or such Restricted Subsidiary; or

(b)                                  an Affiliate of the Company, so long as such Affiliate has executed a valid and binding agreement with a third party purchaser whose long-term senior unsecured debt is rated no less than Baa3 by Moody’s Investors Service, Inc. and BBB- by Standard & Poor’s Ratings Group, Inc. on the date the relevant transaction is entered into by the Company or such Restricted Subsidiary with substantially the same terms (other than any pricing spread) as the Affiliate’s agreement with the Company or such Restricted Subsidiary;

in each case, for the sale of electric energy or capacity (in the case of both energy and capacity, on a take or pay, take and pay, or take, if tendered basis) at prices established at a formula, index or other price risk management methodology not based on spot market prices by the Company or such Subsidiary to the third party or Affiliate; or

(2)                                financial hedge agreements relating to energy or capacity pricing that are:

(a)                                   fully supported by available energy or capacity of the Company and its Restricted Subsidiaries; and

(b)                                  with counterparties having long-term senior unsecured debt that is rated no less than Baa2 by Moody’s Investors Service, Inc. and BBB by Standard & Poor’s Ratings Group, Inc.

“Project Finance Indebtedness” means Indebtedness (not exceeding the cost of the design, development, acquisition, construction or creation of the relevant asset or project) of any Restricted Subsidiary incurred or existing in connection with the financing or refinancing of any asset or project, the repayment of which Indebtedness is to be made from the revenues arising out of, or other proceeds or realization from, the acquired or created asset or project, with recourse to those revenues and proceeds and assets forming the subject matter of such asset or project (including, without limitation, insurance, contracts and shares or other rights of ownership in the entity(ies) which own the relevant assets or project) and other assets ancillary thereto but without recourse to any other asset or otherwise to the Company or a Restricted Subsidiary; provided that recourse shall not be deemed to exist by reason of normal and customary sponsor support arrangements, including the pledge of the Capital Stock of such person.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Qualified Property” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined in good faith by the Board of Directors of the Company.

“Rating Agency” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.

 “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)                                if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

(2)                                the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)                                such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums and fees Incurred in connection therewith);

(4)                                if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5)                                Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor) that refinances Indebtedness of one of the Issuers, (y) Indebtedness of a Non-Guarantor Restricted Subsidiary that refinances Indebtedness of a Subsidiary Guarantor, or (z) Indebtedness either of one of the Issuers or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the date of this Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein and, with respect to any Additional Securities, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Restoration Certification” means an Officers’ Certificate provided to the Trustee prior to the end of 365 days from the date that a Casualty Event has occurred certifying (a) that the Company or the relevant Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of such Casualty Event, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement is expected to be completed within 36 months from the date of such Casualty Event.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (A) the day on which the Securities are first offered to Persons other than distributors (as defined in Regulation S), notice of which day shall be promptly given by the Company to the Trustee, and (B) the issue date with respect to such Securities.

“Restricted Securities Legend” means the Private Placement Legend set forth in Section 2.1(d)(A) or the Regulation S Legend set forth in Section 2.1(d)(B), as applicable.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary and MNA Finance Corp.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Securities (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.3.

“Senior Secured Credit Agreement” means the Credit Agreement, dated as of January 3, 2006, among the Company, JPMorgan Chase Bank, N.A, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with Section 3.2).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Redemption Price” shall have the meaning set forth in the Escrow Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to amounts due under the Securities pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities and Exchange Securities issued in an Exchange Offer by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto (which shall be substantially in the form of Exhibit C), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Emergence Date that provides a Subsidiary Guarantee on the Emergence Date and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor; provided, however, that none of MET, MIRMA nor any subsidiary of MIRMA shall be a Subsidiary Guarantor.

“Total Assets” means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 31, 2009; provided, however, that if the period from such redemption date to December 31, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)                                until such time as such entities emerge from Chapter 11, Mirant New York, Inc., Mirant Lovett, LLC, Mirant NY-Gen, LLC, Mirant Bowline, LLC and Hudson Valley Gas Corporation;

(2)                                any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(3)                                any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)                                all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)                                such designation and the Investment of the Company in such Subsidiary complies with Section 3.3;  provided that on the Emergence Date, the New York Unrestricted Subsidiaries shall automatically be deemed Unrestricted Subsidiaries without complying with this clause (3) so long as no further Investments in such Persons are made after the Issue Date other than in compliance with Section 3.3;

(4)                                such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)                                   to subscribe for additional Capital Stock of such Person; or

(b)                                  to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5)                                on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 3.2 on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2.  Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	3.5(3)(b)
“Additional Restricted Securities”	2.1(b)
“Adjusted Net Income”	3.3(c)(i)
“Affiliate Transaction”	3.8
“Agent”	3.14
“Agent Members”	2.1(e)(iii)
“Asset Disposition Offer”	3.5
“Asset Disposition Offer Amount”	3.5
“Asset Disposition Offer Period”	3.5
“Asset Disposition Purchase Date”	3.5
“Authenticating Agent”	2.2
“Change of Control Offer”	3.11
“Change of Control Payment”	3.11

Term	Defined in Section

“Change of Control Payment Date”	3.11
“covenant defeasance option”	8.1(a)
“Covenant Suspension Event”	3.22
“cross acceleration provision”	6.1(6)(b)
“Defaulted Interest”	2.13
“Event of Default”	6.1
“Excess Proceeds”	3.5
“Exchange Global Note”	2.1(b)
“Global Securities”	2.1(b)
“Guarantor Obligations”	10.1
“Institutional Accredited Investor Global Note”	2.1(b)
“Institutional Accredited Investor Notes”	2.1(b)
“Issuers’ Order”	2.2
“judgment default provision”	6.1(8)
“legal defeasance option”	8.1(a)
“Merger”	2.2
“Pari Passu Notes”	3.5
“payment default”	6.1(6)(a)
“Paying Agent”	2.3
“Private Placement Legend”	2.1(d)(A)
“protected purchaser”	2.9
“Registrar”	2.3
“Regulation S Global Note”	2.1(b)

Term	Defined in Section

“Regulation S Legend”	2.1(d)(B)
“Regulation S Notes”	2.1(b)
“Resale Restriction Termination Date”	2.6(a)
“Restricted Payment”	3.3
“Restricted Securities”	2.1(a)
“Reversion Date”	3.22
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(b)
“Shelf Registration Statement”	Exhibit A
“Special Interest Payment Date”	2.13(a)
“Special Record Date”	2.13(a)
“Special Redemption”	5.9
“Special Redemption Date”	5.9
“Successor Company”	4.1
“Suspended Covenants”	3.22
“Suspension Period”	3.22

SECTION 1.3.  Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuers, any Subsidiary Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4.  Rules of Construction. Unless the context otherwise requires:

(1)                  a term has the meaning assigned to it;

(2)                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                  “including” means including without limitation;

(4)                  words in the singular include the plural and words in the plural include the singular;

(5)                  the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(6)                  the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(7)                  all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States of America; and

(8)                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

SECTION 2.1.  Form, Dating and Terms.

(a)  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $850,000,000. In addition, the Issuers may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11, 5.8 or 9.5 or in connection with a Change of Control Offer pursuant to Section 3.11 or an Asset Disposition Offer under Section 3.5.

The Initial Securities shall be known and designated as “7.375% Senior Notes, Series A, due 2013” of the Issuers. Additional Securities issued as securities bearing one of the restrictive legends described under Section 2.1(d) (“Restricted Securities”) shall be known and designated as “7.375% Senior Notes, Series A, due 2013” of the Issuers. Additional Securities issued other than as Restricted Securities shall be known and designated as “7.375% Senior Notes, Series B, due 2013” of the Issuers, and Exchange Securities shall be known and designated as “7.375% Senior Notes, Series B, due 2013” of the Issuers.

With respect to any Additional Securities, the Issuers shall set forth in (a) Board Resolutions of the Issuers and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(1)                the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture which may be in an unlimited aggregate principal amount;

(2)                the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

(3)                whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any of the terms of any Additional Securities are established by action taken pursuant to Board Resolutions of the Issuers, a copies of appropriate records of such actions shall be certified by the Secretary or any Assistant Secretary of the applicable Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

(b)  The Initial Securities are being offered and sold by the Issuers pursuant to a Purchase Agreement, dated December 20, 2005, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the “Additional Restricted Securities”) will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedures described herein.

Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth under Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and, upon receipt by Trustee of the Issuers’ Order, authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the Rule 144A Global Note and on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth under Section 2.1(d) (the “Regulation S Global Note”). The Regulation S Global Note will be deposited upon issuance with the Trustee, as custodian for DTC, duly executed by the Issuers and, upon receipt by Trustee of the Issuers’ Order, authenticated by the Trustee as hereinafter provided. During the Restricted Period, interests in the Regulation S Global Note may be transferred to Non-U.S. Persons pursuant to Regulation S or to QIBs and IAIs in accordance with this Indenture. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the Regulation S Global Note and on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth under Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and, upon receipt by Trustee of the Issuers’ Order, authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the Institutional Accredited Investor Note and on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth under Section 2.1(d) (the “Exchange Global Note”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC, duly executed by the Issuers and, upon receipt by Trustee of the Issuers’ Order, authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Securities.”

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, or at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Issuers, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and under Section 2.1(d). The Issuers and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuers and the Trustee by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c)  Denominations. The Securities shall be issuable only in fully registered form, without interest coupons, and only in denominations of $1,000 and integral multiples in excess thereof.

(d)  Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

(A)  the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY OF THE ISSUERS OR ANY AFFILIATE OF ANY OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO ANY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(B)  the Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY OF THE ISSUERS OR ANY AFFILIATE OF ANY OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO ANY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING

THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(C)  Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e)  Book-Entry Provisions.

(i)  This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

(ii)  Each Global Security initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth under Section 2.1(d).

(iii)  Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(iv)  In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.

(v)  In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(vi)  The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(vii)  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(f)  Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Issuers at any time that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or (B) the Issuers in its sole discretion executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

(i)  Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by

Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth under Section 2.1(d).

(ii)  In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Issuers shall execute, and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

SECTION 2.2.  Execution and Authentication. One Officer of each of Escrow LLC, MNA and MNA Finance Corp. shall sign the Securities for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:  (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $850,000,000, (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount and (3) Exchange Securities for issue only in an Exchange Offer or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Issuers signed by one Officer of each of Escrow LLC, MNA and MNA Finance Corp. (the “Issuers’ Order”). Such Issuers’ Order shall specify whether the Securities will be in the form of Definitive Securities or Global Securities, the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person (which, for the avoidance of doubt, shall not include the merger of Mirant North America Escrow, LLC with and into Mirant North America, LLC (the “Merger”)) or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuers’ Order of the successor Person, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

SECTION 2.3.  Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Issuers shall cause each of the Registrar and the Paying Agent to maintain an office or agency in New York, New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrar.

The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Any of the Company’s Restricted Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.

The Issuers initially appoint Deutsche Bank Trust Company Americas as Registrar and Paying Agent for the Securities. The Issuers may remove any Registrar or Paying Agent without notice to any Holder upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee.

SECTION 2.4.  Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, of or interest on the Securities (whether such assets have been distributed to it by the Issuers or other obligors on the Securities) and shall notify the Trustee in writing of any default by the Issuers or any Subsidiary Guarantor in making any such payment. If any Subsidiary Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than a Subsidiary Guarantor) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuers, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5.  Holder Lists. The Registrar or the Trustee (if the Trustee is also acting as the Registrar) shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers, on their own behalf and on behalf of each of the Subsidiary Guarantors, if any, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuers and the Subsidiary Guarantors shall otherwise comply with TIA § 312(a).

SECTION 2.6.  Transfer and Exchange.

(a)  The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which any of the Issuers or any Affiliate of any of the Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i)  a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Security, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)  a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii)  a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Section 2.8 from the proposed transferor and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the Resale Restriction Termination Date, interests in a Rule 144A Note or an Institutional Accredited Investor Note may be transferred in accordance with applicable law without requiring the certifications set forth under Section 2.7 or 2.8 or any additional certification.

(b)  The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i)  a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Security, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)  a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii)  a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Section 2.8 hereof from the proposed transferor and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certifications set forth under Section 2.7 or 2.8 or any additional certification.

(c)  Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for Exchange Securities in an Exchange Offer, in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to the Shelf Registration Statement or other effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(d)  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)  To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this Article II, execute, and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require the Holder to pay a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 9.5).

(iii)  The Issuers (and the Registrar) shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing. The Issuers (and the Registrar) shall not be required to register the transfer of or exchange of any Security selected for redemption.

(iv)  Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, including the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.  Form of Certificate to be Delivered in Connection with Transfers to IAIs.

[Date]

Law Debenture Trust Company of New York

767 Third Avenue, 31st Floor

New York, NY 10017

Attention:       [Corporate Trust Administration]

Re:                                         Mirant North America Escrow, LLC

Mirant North America, LLC

MNA Finance Corp.

7.375% Senior Notes, Series A, due 2013

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $                         principal amount of the 7.375% Senior Notes, Series A, due 2013 (the “Securities”) of Mirant North America Escrow, LLC, Mirant North America, LLC and MNA Finance Corp. (together, the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.                                       We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which any of the Issuers or any affiliate of any of the Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to any of the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A under the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and Law Debenture Trust Company of New York, as Trustee (the “Trustee”), which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

TRANSFEREE:

BY:

cc:                                 Mirant North America Escrow, LLC

Mirant North America, LLC

MNA Finance Corp.

SECTION 2.8.  Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Law Debenture Trust Company of New York

767 Third Avenue, 31st Floor

New York, NY 10017

Attention:       [Corporate Trust Administration]

Re:                                         Mirant North America Escrow, LLC

Mirant North America, LLC

MNA Finance Corp.

7.375% Senior Notes, Series A, due 2013

Ladies and Gentlemen:

In connection with our proposed sale of $                             aggregate principal amount of the 7.375% Senior Notes, Series A, due 2013 (the “Securities”) of of Mirant North America Escrow, LLC, Mirant North America, LLC and MNA Finance Corp. (together, the “Issuers”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)                                  the offer of the Securities was not made to a person in the United States;

(b)                                 either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

Law Debenture Trust Company of New York, as Trustee, and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

cc:                                 Mirant North America Escrow, LLC

Mirant North America, LLC

MNA Finance Corp.

SECTION 2.9.  Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Issuers, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and, upon receipt of a Issuers’ Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuers may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10.  Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event either of any of the Issuers or an Affiliate of any of the Issuers holds the Security; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 11.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee has actual knowledge are being held by any of the Issuers or an Affiliate of any of the Issuers shall not be considered outstanding.

If a Security is replaced pursuant to Section 2.9 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding and interest on it ceases to accrue unless the Trustee and the Issuers receive written proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement pursuant to Section 2.9.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11.  Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute, and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

SECTION 2.12.  Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures and shall deliver canceled Securities to the Issuers pursuant to written direction by an Officer of each of Escrow LLC, MNA and MNA Finance Corp. If the Issuers or any Subsidiary Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. The Issuers may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

SECTION 2.13.  Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

(a)  The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers shall deposit with the Paying Agent (with notice to the Trustee) an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for under Section 11.2 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)  The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.14.  Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15.  CUSIP, Common Code and ISIN Numbers. The Issuers in issuing the Securities may use “CUSIP,” “Common Code” or “ISIN” numbers and, if so, the Trustee shall use “CUSIP,” “Common Code” or “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code or ISIN number. The Issuers shall promptly notify the Trustee in writing of any change in any CUSIP, Common Code or ISIN number.

ARTICLE III

COVENANTS

SECTION 3.1.  Payment of Securities. The Issuers shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

The Issuers and any Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Subsidiary Guarantees (if any), this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or any Subsidiary Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, the jurisdiction of incorporation of any successor of any of the Issuers or any Subsidiary Guarantor or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Subsidiary Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities. The Issuers or the Subsidiary Guarantors, if any, will agree to indemnify the Holders for any such taxes paid by such Holders.

Notwithstanding anything to the contrary contained in this Indenture, the Company or any Subsidiary Guarantor may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 3.2.  Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00.

The first paragraph of this Section 3.2 will not prohibit the Incurrence of the following Indebtedness:

(1)                                  Indebtedness of the Company and/or the Subsidiary Guarantors Incurred pursuant to a Credit Facility in an aggregate amount up to $1,500.0 million less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions utilized in accordance with Section 3.5(a) that permanently reduce the commitments thereunder and Guarantees of Subsidiary Guarantors in respect of the Indebtedness Incurred pursuant to a Credit Facility;

(2)                                  Guarantees by (x) the Company or Subsidiary Guarantors of Indebtedness Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of this Indenture and (y) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Securities or the Subsidiary Guarantee, as the case may be;

(3)                                  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)                                    if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Securities;

(b)                                   if a Subsidiary Guarantor is the obligor on such Indebtedness and neither of the Company nor a Subsidiary Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)                                    (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

(4)                                  Indebtedness of the Company or its Restricted Subsidiaries represented by (a) the Securities issued on the Issue Date, the Subsidiary Guarantees and the related Exchange Securities and exchange guarantees issued in an Exchange Offer, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11), (12) and (13))

outstanding on the Issue Date or on the Emergence Date to the extent set forth on a Schedule 3.2 to this Indenture on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this Section 3.2;

(5)                                  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary; provided, that such Indebtedness is not Incurred in contemplation of such acquisition or merger; provided further, that at the time such Restricted Subsidiary is acquired by the Company or a Restricted Subsidiary after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5), either (x) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries will be greater than such ratio as calculated immediately prior to such Incurrence or (y) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 3.2;

(6)                                  Indebtedness under Hedging Obligations;

(7)                                  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments (other than Capital Stock of a Person being acquired for the primary purpose of acquiring assets owned by such Person), in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, and Attributable Indebtedness, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (7), not to exceed at any time outstanding the greater of (x) $200.0 million and (y) 5% of Total Assets;

(8)                                  Project Finance Indebtedness;

(9)                                  Indebtedness Incurred to finance environmental capital expenditures and other capital expenditures made to comply with Law and, with respect to MIRMA and its Restricted Subsidiaries, to finance Required Improvements (as such term is used in the Facility Lease Documents in effect on the Emergence Date);

(10)                            Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(11)                            Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness in respect of a disposition shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds determined as set forth in the last paragraph of this covenant at the time such non-cash proceeds are received) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12)                            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(13)                            Indebtedness represented by guarantees of Indebtedness or other similar obligations to the extent such instruments are cash collateralized; provided that the Company or such Restricted Subsidiary would have been permitted to expend the funds used to cash collateralize such instrument directly under the terms of this Indenture; and

(14)                            in addition to the items referred to in clauses (1) through (13) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed $250.0 million at any time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.2:

(1)                                  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 3.2, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, with the exception of clause (1) of the second paragraph, may later classify such item of Indebtedness in any manner that complies with this Section 3.2 and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)                                  all Indebtedness outstanding on the Emergence Date under the Senior Secured Credit Agreement shall be deemed Incurred under clause (1) of the second paragraph of this Section 3.2 and not the first paragraph or clause (4) of the second paragraph of this Section 3.2;

(3)                                  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(4)                                  Indebtedness permitted by this Section 3.2 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.2 permitting such Indebtedness; and

(5)                                  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.2, the Company shall be in Default of this Section 3.2).

In addition, the Company will not Incur, and will not permit any Subsidiary Guarantor to Incur, any Indebtedness (including Indebtedness under the second paragraph of this Section 3.2) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Securities and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such

U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.2, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 3.3.  Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                  declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)         dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock); and

(b)        dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2)                               purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company (including in connection with any merger or consolidation) held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)                               purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary permitted under clause (3) of the second paragraph of Section 3.2 or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)                               make any Restricted Investment in any Person;

(any such payments or actions referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)                        a Default shall have occurred and be continuing (or would result therefrom); or

(b)                       the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.2 after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)                        the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (7), (8), (9), (10), (11), (12), (13) and (14)) would exceed the sum of:

(i)                                     50% of the difference, if any, between (A) Consolidated Net Income less (B) interest in respect of the MAG Senior Notes to the extent funded with the proceeds of Restricted Payments to MAG made pursuant to clause (9) of the next succeeding paragraph, for the period (treated as one accounting period) commencing one day after the Emergence Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (“Adjusted Net Income”) (or, in case Adjusted Net Income is a deficit, minus 100% of such deficit);

(ii)                                  100% of the aggregate Net Cash Proceeds and the fair market value (as determined in good faith by the Board of Directors of the Company) of Qualified Property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Emergence Date (other than (i) Excluded Contributions, (ii) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (iii) contributions to the Company and its Restricted Subsidiaries in connection with the Plan of Reorganization) excluding in any event Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Securities in compliance with the provisions of

Article V as it relates to the second paragraph of Section 5 of the Securities;

(iii)                               100% of the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Emergence Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

(iv)                              100% of the aggregate amount received in cash and fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities or other property received after the Emergence Date by means of:

(A)                              the sale or other disposition (other than to the Company or a Restricted Subsidiary or to an employee stock ownership plan, option plan or similar trust established by the Company or any of its Subsidiaries) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries, or

(B)                                the sale (other than to the Company or a Restricted Subsidiary or to an employee stock ownership plan, option plan or similar trust established by the Company or any of its Subsidiaries) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made pursuant to clause (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary plus;

(v)                                 in the case of the redesignation of an Unrestricted Subsidiary (other than a New York Unrestricted Subsidiary) as a Restricted Subsidiary, or the merger or consolidation of an

Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary or such transferred assets (other than a New York Unrestricted Subsidiary), as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary (other than a New York Unrestricted Subsidiary) as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets, other than an Unrestricted Subsidiary to the extent that the Investment in such Unrestricted Subsidiary was made pursuant to clause (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The provisions of the preceding paragraph will not prohibit:

(1)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to, or a capital contribution by, a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to, or contribution by, an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a cash capital contribution to the Company; provided, however, that the Net Cash Proceeds from such sale of Capital Stock or capital contributions will be excluded from clause (c)(ii) of the preceding paragraph;

(2)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 3.2 and that in each case constitutes Refinancing Indebtedness;

(3)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.2 and that in each case constitutes Refinancing Indebtedness;

(4)                                  so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 3.5;

(5)                                  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(6)                                  so long as no Default or Event of Default has occurred and is continuing,

(a)                                (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Parent or any Restricted Subsidiary of the Company held by any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Parent or of the Company or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement or employee benefit plan or (ii) the cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any current or former officer, director or employee (or any estate, heir or assigns of any such person) of the Parent or of the Company or any of its Subsidiaries in connection with a repurchase of Capital Stock of the Company or any Parent or any Restricted Subsidiary of the Company; provided that the aggregate price paid for the actions in clause (i) may not exceed $1.0 million in any twelve-month period and $5.0 million in the aggregate since the Issue Date; provided, further that (A) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by, or contributed to, the Company and its Restricted Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (A) and (B) cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from employees, officers, directors and consultants (or any estate, heir or assigns of any such person) of any Parent or the Company or any of its Subsidiaries in connection with a repurchase of Capital Stock of the Company or any Parent or any Restricted Subsidiary of the Company from such Persons shall be permitted under this clause (a) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto; and

(b)                               loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or any Parent, in an aggregate amount not in excess of $2.0 million at any one time outstanding (loans or advances that are forgiven shall continue to be deemed outstanding);

(7)                                  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Non-Guarantor Restricted Subsidiary issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(8)                                  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(9)                                  (x) so long as (a) no Default or Event of Default shall have occurred and be continuing and (b) immediately before and immediately after giving effect thereto, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 3.2, payments of cash dividends to MAG in an amount sufficient to enable MAG to make payments of cash interest required to be made in respect of the MAG Senior Notes in accordance with the terms thereof in effect on the Emergence Date (after giving effect to the amendment thereto made on the Emergence Date as contemplated by the Plan of Reorganization) and (y) so long as no Default or Event of Default shall have occurred and be continuing, payments of cash dividends to MAG in an amount not to exceed $150.0 million in the aggregate to enable MAG to make payments of cash interest required to be made in respect of the MAG Senior Notes in accordance with the terms thereof in effect on the Emergence Date; provided that in the case of clauses (x) and (y), such dividends are applied within five (5) Business Days of such distribution or dividend to the payment of such interest;

(10)                            cash dividends or loans to Parent in amounts equal to the (x) amounts required for Parent to pay any Federal, state or local taxes to the extent that such taxes are directly attributable to the income, assets or operations of the Company and its Restricted Subsidiaries and, to the extent of amounts actually received from Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income, assets or operations of the Unrestricted Subsidiaries and (y) amounts required under the Management Agreement to reimburse the Parent for (A) customary salary, bonus and other benefits payable to officers and employees of the Parent to the extent such salaries, bonuses, and benefits are directly attributable to ownership of the Company and its Restricted

Subsidiaries and (B) general corporate overhead expenses of the Parent to the extent such expenses are directly attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(11)                            the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 3.11 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.5 ; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuers have made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(12)                            Investments that are made with Excluded Contributions;

(13)                            so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $75.0 million since the Issue Date; and

(14)                            the payment of dividends and other distributions contemplated by the Plan of Reorganization as in effect on the Issue Date in an amount not to exceed $250.0 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of (i) any non-cash Restricted Payment and (ii) Qualified Property received by the Company from the issue or sale of its Capital Stock or capital contributions shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $50.0 million. Not later than the date of making any non-cash Restricted Payment or including the fair market value of Qualified Property in a calculation pursuant to clause (c)(ii) of the first paragraph of this Section 3.3, as the case may be, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.3 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 3.4.  Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)                                  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                  transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The provisions of the preceding paragraph will not prohibit:

(i)                                     any encumbrance or restriction pursuant to this Indenture, the Securities, the Exchange Securities, the Subsidiary Guarantees, the Senior Secured Credit Agreement (and related documentation) and the leveraged leases relating to Facilities owned by MIRMA, in each case in effect on the Issue Date or in the case of the Facility Lease Documents and the Senior Secured Credit Agreement, the Emergence Date, and other encumbrances or restrictions in effect on the Emergence Date that are scheduled in an annex to this Indenture on the Issue Date;

(ii)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement of a Restricted Subsidiary in effect on or before the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than agreements relating to any Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii)                               any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness or other obligations Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are, in the good faith judgment of the Board of Directors of the Company, no more restrictive in any material respect, taken as a whole, than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Emergence Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(iv)                           in the case of clause (3) of the first paragraph of this Section 3.4, any encumbrance or restriction:

(a)                                that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a permit, lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract;

(b)                               contained in any Permitted Lien to the extent such encumbrances or restrictions restrict the transfer of the property subject to such Permitted Lien; or

(c)                                pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(v)                              (a) purchase money obligations and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(vi)                           any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vii)                        any encumbrance or restriction pursuant to provisions limiting the disposition or distribution of assets or property in joint venture agreements and other similar agreements (in each case, relating to joint ventures and other Persons which are not Restricted Subsidiaries), which limitation is applicable only to the assets that are the subject of such agreements;

(viii)                     restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix)                             net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(x)                                encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(xi)                             restrictions or conditions contained in any PPA, trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in the ordinary course of business; provided that such encumbrances or restrictions contained in any agreement referred to in this clause (xi) will not materially affect the Company’s ability to make anticipated principal or interest payments on the Securities (as determined in good faith by the Board of Directors or senior management of the Company); provided further that any encumbrances or restrictions with respect to any such agreement of MIRMA shall be no more restrictive in any material respect, taken as a whole, than the encumbrances and restrictions set forth in the Facility Lease Documents on the Emergence Date; and

(xii)                          encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Restricted Subsidiaries in accordance with Section 3.2, that are not more restrictive, taken as a whole, than those applicable to the Company in either this Indenture on the Issue Date or the Senior Secured Credit Agreement on the Emergence Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level).

SECTION 3.5.  Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)                                  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)                                  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(a)                                  first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Subsidiary Guarantor) (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

(b)                                 second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to (i) invest in Additional Assets, (ii) enter into a binding commitment to invest in Additional Assets and reinvest within 24 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (an “Acceptable Commitment”), or (iii) in the case of a Casualty Event, either enter into an Acceptable Commitment or deliver to the Trustee a Restoration Certification with respect to plans to invest (and reinvest within 36 months from the date of such Casualty Event);

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration on any asset or investment has commenced, then the Company or any Restricted Subsidiary shall have an additional 180 days to apply the Net Available Cash from such Asset Disposition in accordance with the preceding paragraph.

Any Acceptable Commitment that is later canceled or terminated for any reason before Net Available Cash from such Asset Disposition or Casualty Event is so applied shall be treated as a permitted application of such Net Available Cash if (x) the Company or any Restricted Subsidiary applies the Net Available Cash to prepay, repay or purchase Indebtedness described in clause (3)(a) above or (y) the Company or any Restricted Subsidiary enters into another

Acceptable Commitment, in each case, within the later of (a) six (6) months of such cancellation or termination or (b) the initial 365-day period.

Any Net Available Cash from Asset Dispositions or Casualty Events that are not applied or invested as provided and within the time periods set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.”  If the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Securities and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of not more than 60 nor less than 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this Section 3.5 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.5 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon receipt by the Issuers’ Order, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of clause (2) of the first paragraph of this Section 3.5, the following will be deemed to be cash:

(1)                                  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) of the first paragraph of this Section 3.5);

(2)                                  Additional Assets received as consideration for Asset Dispositions; and

(3)                                  securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of such Asset Disposition.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.5, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

SECTION 3.6.  Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 3.7.  Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives gross consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the property subject to such transaction;

(2)                                  the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 3.2;

(3)                                  the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities by Section 3.6; and

(4)                                  the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 3.5 of this Indenture (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction.

SECTION 3.8.  Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)                                  the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)                                  in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the terms of such transaction have been approved by the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction (it being understood that serving as a director, officer or employee of the Parent or any of its Subsidiaries shall not be deemed a personal stake for this purpose), if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)                                  in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)                                  any Restricted Payment permitted to be made pursuant to Section 3.3;

(2)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of the Company;

(3)                                  loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $2.0 million in the aggregate outstanding at any one time (without giving effect to the forgiveness of any such loan) with respect to all loans or advances made since the Issue Date;

(4)                                  any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.2;

(5)                                  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(6)                                  the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Emergence Date and identified on Schedule 3.8 to this Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Emergence Date will be permitted to the extent that its terms are not more disadvantageous in any material respect to the Holders of the Securities than the terms of the agreements in effect on the Emergence Date;

(7)                                  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(8)                                  any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(9)                                  payments made or performance under the Management Agreement and any amendment thereto; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement shall only be permitted by this clause (9) to the extent that the terms of the Management Agreement, together with all amendments thereto, taken as a whole, are not more disadvantageous in any material respect to the holders of the Securities than the original Management Agreement;

(10)                            Investments in the New York Unrestricted Subsidiaries (other than Mirant NY-Gen, LLC) through the extension of credit as described in the Offering Memorandum;

(11)                            services provided by Mirant Americas Energy Marketing, LP or MET to Subsidiaries of New Mirant of the nature described in the “Certain relationships and related party transactions — Related party arrangements after emergence from bankruptcy — Services agreement with Mirant Power Purchase, LLC,” “ — Power sale, fuel supply and services agreements” sections of the Offering Memorandum; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person (with the exception that the failure to require collateral in connection with sales to affiliates shall not be deemed less favorable to the Company or the relevant Restricted Subsidiary); and

(12)                            transactions contemplated by the Plan of Reorganization and the related confirmation order.

SECTION 3.9.  Restrictions on Activities of MNA Finance Corp.. Other than in connection with or incident to its obligations of the Securities under this Indenture and its existence, MNA Finance Corp. will not hold any assets, become liable for any obligations or engage in any business activities other than issuing a Guarantee of the Senior Secured Credit Agreement. At any time when the Company or a Successor Company is a corporation, MNA Finance Corp. may consolidate or merge with or into the Company or any Restricted Subsidiary.

SECTION 3.10.  Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 3.11.  Change of Control. If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Securities as described in Section 5 of the Securities, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Issuers have exercised their right to redeem all of the Securities as described in Section 5 of the Securities, the Issuers shall mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1)                                  that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)                                  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)                                  the procedures determined by the Issuers, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1)                                  accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuers.

The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall, upon receipt by Trustee of the Issuers’ Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Issuers will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Securities under a Change of Control Offer or the Issuers must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Issuers covenant to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of this Section 3.11 if the Issuers fail to comply with this provision. A payment default or acceleration under this Indenture will result in a cross-default under the Senior Secured Credit Agreement.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

The Issuers will be subject, to the extent applicable, to the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

SECTION 3.12.  SEC Reports. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuers will file with the SEC, and make available to the Trustee and the registered holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange

Act within the time periods specified therein. In the event that the Issuers are not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuers will nevertheless make available such Exchange Act information to the Trustee and the holders of the Securities as if the Issuers were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms.

If the Issuers have designated any of their Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries.

In addition, the Issuers and the Subsidiary Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. For purposes of this Section 3.12, the Issuers and the Subsidiary Guarantors will be deemed to have furnished the reports to the Trustee and the Holders of Securities as required by this Section 3.12 if the Issuers have filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

The filing requirements set forth above for the applicable period shall be deemed satisfied by the Issuers prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the exchange offer registration statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Issuers’ reporting obligations set forth in the first three paragraphs of this Section 3.12.

SECTION 3.13.  Future Subsidiary Guarantors. The Company will cause each Restricted Subsidiary that Guarantees, on the Emergence Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor (excluding a Guarantee by a Non-Guarantor Restricted Subsidiary of Indebtedness issued by a Non-Guarantor Restricted Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the Securities on a senior unsecured basis and all other obligations under this Indenture. Notwithstanding the foregoing, in the event any Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of (1) the Senior Secured Credit Agreement and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged; provided that such Restricted Subsidiary has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.2 unless such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted under the second paragraph of Section 3.2.

SECTION 3.14.  Maintenance of Office or Agency. The Company shall maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency of Deutsche Bank Trust Company Americas (the “Agent”), currently located at 60 Wall Street, 27th Floor, New York, New York 10005, Attention:  Trust and Security Services (or at such address in the Borough of Manhattan, The City of New York as the Agent shall designate upon request therefor from the Company or any Holder), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.15.  Corporate Existence. Except as otherwise provided in Article III, Article IV and Section 10.2(b), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Subsidiary Guarantor, if any, in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory) licenses and franchises of the Company and each such Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Subsidiary Guarantor if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the foregoing shall not prohibit a sale, transfer, or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

SECTION 3.16.  Payment of Taxes and Other Claims. The Issuers will pay, and will cause each of the Company’s Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 3.17.  Payments for Consent. Neither MNA Finance Corp., the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 3.18.  Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during the previous fiscal year. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 3.19.  [Intentionally omitted].

SECTION 3.20.  Statement by Officers as to Default. The Issuers shall deliver to the Trustee, as soon as possible and in any event within 30 days after the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Issuers are taking or proposes to take with respect thereto.

SECTION 3.21.  Activities prior to Emergence Date. Prior to the Emergence Date, the Company and its Restricted Subsidiaries shall not engage in any activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, incurring any Indebtedness, incurring any Liens except in favor of the holders of the Securities, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of business or necessary to effectuate the Plan of Reorganization substantially in accordance with the description of the Plan of Reorganization set forth in the Offering Memorandum, the disclosure statement relating to the Plan of Reorganization and the confirmation order relating to the Plan of Reorganization.

SECTION 3.22.  Effectiveness of Covenants. Following the first day:

a)                                   the Securities have an Investment Grade Rating from both of the Ratings Agencies; and

b)                                  no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in foregoing clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”);

the Company and its Restricted Subsidiaries will not be subject to the provisions described in Sections 3.2, 3.3, 3.4, 3.5, 3.8 and 3.10 and clause (3) of Section 4.1 (collectively the “Suspended Covenants”).

Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Available Cash shall be set at zero. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating

Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Securities below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the date of the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of Section 3.2 or one of the clauses set forth in the second paragraph of Section 3.2 (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of Section 3.2, such Indebtedness will be deemed to have been outstanding on the Emergence Date, so that it is classified as permitted under clause (4) of the second paragraph of Section 3.2. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.3 will be made as though the covenant described under Section 3.3 had been in effect since the Emergence Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 3.3.

SECTION 3.23.  Limitation on Ability of the Issuers to Release Funds from Escrow.

The Issuers agree that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Escrowed Funds (as defined in the Escrow Agreement) can be released and (ii) it will not attempt to have Escrowed Funds released from escrow except in accordance with the Escrow Agreement.

ARTICLE IV

SUCCESSOR COMPANY

SECTION 4.1.  Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)                                  the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement; provided that if the Successor Company is not organized as a corporation after such transaction, MNA Finance Corp. or a successor U.S. corporation which is a Restricted Subsidiary of the Successor Company shall continue to be co-obligor of the Securities and shall have by supplemental indenture confirmed its obligations under this Indenture, the Securities and the Registration Rights Agreement;

(2)                                  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                  immediately after giving effect to such transaction, (a) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.2 or (b) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(4)                                  each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, that the provisions of this Section 4.1 shall not apply to the Merger.

For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuers under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

Notwithstanding the preceding clause (3), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Issuers will not be required to comply with the preceding clause (5).

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than the Company or another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (except to the Company or another Subsidiary Guarantor) unless:

(1)                                  (a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(2)                                  the transaction is made in compliance with Section 3.5 and this Section 4.1.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1.  Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the Redemption Date.

SECTION 5.2.  Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 5.3.  Election to Redeem; Notice to Trustee. The election of the Issuers to redeem any Securities pursuant to Section 5.1 shall be evidenced by Board Resolutions of the Issuers. In case of any redemption at the election of the Issuers, the Issuers shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuers or the date on which notice is given to the Holders (except as provided under Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 5.4.  Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 5.5.  Notice of Redemption. Notice of redemption shall be given in the manner provided for under Section 11.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Issuers’ written request, the Trustee shall give written notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall deliver to the Trustee (with a copy to the Registrar and Paying Agent), at least 45 days (or such shorter period as the Trustee may agree) prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Issuers’ expense and the form of notice that shall include the following items.

All notices of redemption shall state:

(1)                                  the Redemption Date,

(2)                                  the redemption price and the amount of accrued interest to the Redemption Date payable as provided under Section 5.7, if any,

(3)                                  if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

(4)                                  in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                                  that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided under Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6)                                  the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,

(7)                                  the name and address of the Paying Agent,

(8)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(9)                                  the CUSIP, Common Code and ISIN numbers, if applicable, and that no representation is made as to the accuracy or correctness of the CUSIP, Common Code and ISIN numbers, if applicable, if any, listed in such notice or printed on the Securities, and

(10)                            the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 5.6.  Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if any of the Issuers or any of the Issuers’ Subsidiaries is acting as its own Paying Agent, segregate and hold in trust as provided under Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Issuers and have been delivered by the Issuers to the Trustee for cancellation.

SECTION 5.7.  Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and on and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the unpaid principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 5.8.  Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 3.14 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall , upon receipt by Trustee of the Issuers’ Order, authenticate and make available for delivery to the Holder of such Security at the expense of the Issuers, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

SECTION 5.9.  Special Mandatory Redemption. If the Escrow Release Conditions (as defined in the Escrow Agreement) shall not have been fulfilled, or the escrow agent shall not have received the Officers’ Certificate described in Section 7(a) of the Escrow Agreement by January 6, 2006, or the Plan of Reorganization shall have been amended and such amendments are materially adverse to the holders of the Securities or the Plan of Reorganization shall have been terminated prior to such date, the escrow agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuers, the Trustee or any other Person, notify the Trustee in writing that all of the Securities shall be subject to a special redemption (the “Special Redemption”) in accordance with this Section 5.9 on the second

Business Day after delivery of such notice but in any event on or prior to January 10, 2006 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuers shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the last paragraph of Section 5.5) at least two Business Days prior to the Special Redemption Date deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 5.5. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuers shall instruct the escrow agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Securities shall be redeemed, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the Special Redemption Date, notwithstanding the noncompliance by the Issuers with the requirements of the second sentence of this Section 5.9.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default. Each of the following is an event of default (an “Event of Default”):

(1)                                  default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when due, continued for 30 days;

(2)                                  default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                  failure by the Issuers or any Subsidiary Guarantor to comply with their obligations under Section 4.1;

(4)                                  failure by the Issuers or any Subsidiary Guarantor to comply for 30 days after notice as provided below with any of their obligations under Article III (other than (x) a failure to purchase Securities which will constitute an Event of Default under clause (2) of this Section 6.1 and other than a failure to comply with Section 4.1, which will constitute an Event of Default under clause (3) of this Section 6.1 and (y) Sections 3.14, 3.15, 3.16, 3.17, 3.18 and 3.20, which will constitute an Event of Default under clause (5) of this Section 6.1);

(5)                                  failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice as provided below with their other agreements contained in this Indenture;

(6)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers, any of their Restricted Subsidiaries or New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or the payment of which is guaranteed by the Issuers, any of their Restricted Subsidiaries or New Mirant, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

(a)                                  is caused by a failure to pay principal of such Indebtedness at its final stated maturity (“payment default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that this clause (6) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuers so long as such Indebtedness is retired upon such sale or transfer;

(7)          (a)                                     either of the Issuers, New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or a Significant Subsidiary of the Issuers or group of Restricted Subsidiaries of the Issuers that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                           commences a voluntary case or proceeding;

(ii)                                           consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)                                        consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                                       makes a general assignment for the benefit of its creditors;

(v)                                          consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(vi)                                       takes any corporate action to authorize or effect any of the foregoing; or

(vii)                                    takes any comparable action under any foreign laws relating to insolvency; or

(b)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief in an involuntary case against either of the Issuers, New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or a Significant Subsidiary of the Issuers or group of Restricted Subsidiaries of the Issuers that, taken together (as of the latest audited consolidated financial statements for the Issuers and their Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law;

(ii)                                  appoints a Custodian for all or substantially all of the property of either of the Issuers, New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or a Significant Subsidiary of the Issuers or group of Restricted Subsidiaries of the Issuers that, taken together (as of the latest audited consolidated financial statements for the Issuers and their Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law; or

(iii)                               orders the winding up or liquidation of either of the Issuers, New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or a Significant Subsidiary of the Issuers or group of Restricted Subsidiaries of the Issuers that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law; and

(iv)                              in each case the order, decree or relief remains unstayed and in effect for 60 days;

(8)                                   failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)                                   any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary expressly denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture or was required to repurchase the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to December 31, 2009 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Securities prior to December 31, 2009, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

SECTION 6.2.  Acceleration.  If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.

In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Issuers or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived and (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration or acceleration, has been paid.

If an Event of Default described in clause (7) of Section 6.1 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.4.  Waiver of Past Defaults.  The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security, and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5.   Control by Majority.  The Holders of a majority in principal amount of the outstanding Securities may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6.   Limitation on Suits.  Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.   Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including Section 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.   Collection Suit by Trustee.  If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for under Section 7.7.

SECTION 6.9.   Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers, their Subsidiaries or the Issuers’ or their Subsidiaries’ respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.10.   Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Issuers.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

TRUSTEE

SECTION 7.1.   Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(a)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(b)  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(c)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of Escrow LLC, MNA and MNA Finance Corp.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2.   Rights of Trustee.  Subject to Section 7.1:

(a)  The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Issuers.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee specified under Section 11.2, and such notice references the Securities and this Indenture.

(g)  The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h)  The Trustee shall not be deemed to have knowledge of any fact or matter unless a Trust Officer of the Trustee has actual knowledge of such fact or matter.

(i)  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officers’ Certificate and an Opinion of Counsel.

(j)  The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.3.   Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuers; provided, however, that if the Trustee acquires any conflicting interest, as defined in TIA § 310(b), the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.

SECTION 7.4.   Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Issuers’ use of the proceeds from the sale of the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuers pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.5.   Notice of Defaults.  If a Default occurs and is continuing and the Trustee has actual knowledge of such Default, the Trustee must mail to each holder notice of the

Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.

SECTION 7.6.   Reports by Trustee to Holders.  As promptly as practicable after each June 1 following the date of this Indenture beginning June 1, 2006, and in any event prior to July 1 in each year, the Trustee shall mail to each Holder a brief report dated as of such mail date that complies with TIA § 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA § 313(b) and TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.7.   Compensation and Indemnity.  The Issuers and each Subsidiary Guarantor, if any, shall be joint and severally liable for paying to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and each Subsidiary Guarantor, if any, shall be jointly and severally liable for reimbursing the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers and each Subsidiary Guarantor (if any), jointly and severally, shall indemnify each of the Trustee, its officers and the Agent against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence, bad faith or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Issuers or otherwise). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any Subsidiary Guarantor of its obligations hereunder, except to the extent that they were prejudiced by such failure to notify. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers’ expense in the defense. The Trustee may have separate counsel and the Issuers and the Subsidiary Guarantors, if any, shall pay the fees and expenses of such counsel; provided that the Issuers shall not be required to pay such fees and expenses if they assume the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuers and the Trustee in connection with such defense. Notwithstanding the foregoing, the Issuers and the Subsidiary Guarantors, if any, need not reimburse any expense or indemnify against any loss, liability or expense which is finally determined by a court of competent jurisdiction to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Issuers’ and the Subsidiary Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuers or the Subsidiary Guarantors (if any).

The Issuers’ and the Subsidiary Guarantors’ payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) of Section 6.1 with respect to the Issuers the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.   Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the

Securities may remove the Trustee by so notifying the removed Trustee and the Issuers in writing and may appoint a successor Trustee with the Issuers’ written consent, which consent will not be unreasonably withheld. The Issuers shall remove the Trustee if:

(1)          the Trustee fails to comply with Section 7.10;

(2)          the Trustee is adjudged bankrupt or insolvent;

(3)          a receiver or other public officer takes charge of the Trustee or its property; or

(4)          the Trustee otherwise becomes incapable of acting as trustee hereunder.

If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee, upon payment of its charges hereunder, shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for under Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder, who has been a bona fide holder of a Security for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.   Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10.   Eligibility; Disqualification.  This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310 in every respect. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.   Preferential Collection of Claims Against the Issuers.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12.   Trustee’s Application for Instruction from the Issuers.  Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuers actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13.   Paying Agents.  The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to them and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.13:

(1)  that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Issuers or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

(2)  that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(3)  that it will give the Trustee written notice within three Business Days of any failure of the Issuers (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.   Discharge of Liability on Securities; Defeasance.  Subject to Section 8.1(c), when (i)(x) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Issuers or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Agreement or any other material instrument to which the Issuers or any Significant Subsidiary is a party or by which the Issuers or any Significant Subsidiary are bound; (iii) the Issuers or any Subsidiary Guarantor have paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then upon demand of the Issuers (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Securities and the Trustee shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Issuers.

(b)  Subject to Sections 8.1(c) and 8.2, the Issuers and the Subsidiary Guarantors at any time may terminate (i) all their obligations under the Securities and this Indenture (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) their obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.17, 3.21 and 4.1(3), and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Sections 6.1(3) (only with respect to Section 4.1(3)), 6.1(4) (only with respect to such covenants), 6.1(5) (only with respect to such covenants), 6.1(6), 6.1(7) (with respect only to Significant Subsidiaries), 6.1(8) or 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of its covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default and the Subsidiary Guarantees in effect at such time shall terminate. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified under Sections 6.1(3) (only with respect to Section 4.1(3)), 6.1(4) (only with respect to such covenants), 6.1(5) (only with respect to such covenants), 6.1(6), 6.1(7) (with respect only to Significant Subsidiaries), 6.1(8) or 6.1(9).

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c)  Notwithstanding the provisions of Sections 8.1(a) and (b), the Issuers’ obligations under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 3.1, 3.14, 3.15, 3.16, 3.18, 3.20, 3.23, 6.7, 7.7 and 7.8 and in this Article VIII shall survive until the Securities have been paid in full. After the Securities have been paid in full, the Issuers’ obligations under Sections 7.7, 8.5 and 8.6 shall survive such satisfaction and discharge or defeasance.

SECTION 8.2.   Conditions to Defeasance.  The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(1)                                  the Issuers irrevocably deposit in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof, the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

(2)                                  the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants, investment bank or appraisal firm expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default specified in Section 6.1(7) are concerned, at any time in the period ending on the 91st day after such date of deposit;

(4)                                  such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Issuers or any of their Significant Subsidiaries is a party or by which the Issuers or any of their Significant Subsidiaries is bound;

(5)                                  the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Issuers, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)                                  the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, and does not qualify as, a regulated investment company under the Investment Company Act of 1940;

(7)                                  in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(8)                                  in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(9)                                  the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the legal defeasance or covenant defeasance, as the case may be, as contemplated by this Article VIII have been complied with.

SECTION 8.3.   Application of Trust Money.  The Trustee shall hold in trust all money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Securities to the Holders of the Securities of all sums due in respect of the payment of principal of, premium, if any, and accrued interest on the Securities.

SECTION 8.4.   Repayment to the Issuers.  The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as unsecured general creditors.

SECTION 8.5.   Indemnity for U.S. Government Obligations.  The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge that is for the account of the Holder of the Securities.

SECTION 8.6.   Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and each Subsidiary Guarantor, if any, under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers or the Subsidiary Guarantors have made any payment of principal, premium, if any, interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers or Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

The Trustee’s rights under this Article VIII shall survive termination of this Indenture.

ARTICLE IX

AMENDMENTS

SECTION 9.1.   Without Consent of Holders.  The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities or any Subsidiary Guarantees without the consent of any Holder to:

(1)                                  cure any ambiguity, omission, defect or inconsistency;

(2)                                  provide for the assumption by a successor Person of the obligations of the Issuers or any Subsidiary Guarantor under this Indenture;

(3)                                  provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Code);

(4)                                  add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accordance with the applicable provisions of this Indenture;

(5)                                  secure the Securities;

(6)                                  add to the covenants of the Issuers and the Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Restricted Subsidiary;

(7)                                  make any change that does not adversely affect the rights of any Holder;

(8)                                  comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(9)                                  release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(10)                            provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11)                            provide for the issuance of Exchange Securities which shall have terms substantially identical in all respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities or Additional Securities, as the case may be, shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities;

(12)                            make any change necessary to conform this Indenture to the description of the Securities in the Offering Memorandum; or

(13)                            provide for the issuance of Additional Securities in accordance with the provisions of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.1 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.

SECTION 9.2.   With Consent of Holders.  The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities or any Subsidiary Guarantee with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Any past default or compliance with any provision of this Indenture, the Securities or any Subsidiary Guarantee (other than a Default or an Event of Default in the payment of the principal of, or premium, if any, or interest on a Security (except in accordance with Section 6.4)) may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities):

(1)  reduce the amount of Securities whose Holders must consent to an amendment;

(2)  reduce the stated rate of or extend the stated time for payment of interest on any Security;

(3)  reduce the principal of or extend the Stated Maturity of any Security;

(4)  reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed pursuant to Article V, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)  make any Security payable in money other than that stated in the Security;

(6)  impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)  make any change in the amendment provisions which require each Holder’s consent or to the waiver provisions; or

(8)  modify the Subsidiary Guarantees in any manner adverse to the Holders of the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.2.

SECTION 9.3.   Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.   Revocation and Effect of Consents and Waivers.  A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 9.5.   Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.6.   Trustee To Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

ARTICLE X

SECURITIES GUARANTEE

SECTION 10.1.   Subsidiary Guarantee.  Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Issuers under this Indenture (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuers or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guarantor Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth under Section 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor, or (f) any change in the ownership of the Issuers; (g) by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Subject to the provisions of Section 3.13, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee pursuant to Section 10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuers or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuers or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 10.2.   Limitation on Liability; Termination, Release and Discharge.  Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including any guarantees under the Senior Secured Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)  Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Issuers or a Restricted Subsidiary of the Issuers, such Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate; provided, however, that (x) the sale or other disposition is in compliance with this Indenture, including Sections 3.5 and 4.1 and (y) all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other Indebtedness of the Issuers or their Restricted Subsidiaries terminate upon consummation of such transaction.

(c)  Each Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture and the Registration Rights Agreement and such Subsidiary Guarantee shall terminate (x) upon the legal defeasance of the Securities pursuant to the provisions of Article VIII hereof or (y) in accordance with Section 3.13 of this Indenture.

(d)  Each Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Issuers designate such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

(e)  Each Subsidiary Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement upon satisfaction and discharge of this Indenture pursuant to Section 8.1(a).

(f)  The Trustee shall promptly execute and deliver an appropriate instrument prepared and delivered to it at the expense of the Issuers evidencing any such release upon receipt of a request by the Issuers accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.2.

SECTION 10.3.   Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Issuers, or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 10.4.   No Subrogation.  Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.   Trust Indenture Act Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

SECTION 11.2.   Notices.  Any notice or communication shall be in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuers or any Subsidiary Guarantor:

Mirant North America Escrow, LLC Mirant North America, LLC MNA Finance Corp. c/o Mirant Corp. 1155 Perimeter Center West, Suite 100 Atlanta, GA 30338 Attn: J. William Holden III Steven B. Nickerson

if to the Registrar or Paying Agent:

Deutsche Bank Trust Company Americas 60 Wall Street – 27th Floor New York, New York 10005 Attn: Irina Golovashchuk

if to the Trustee:

Law Debenture Trust Company of New York 767 Third Avenue, 31st Floor New York, NY 10017 Attn: Boris Treyger

with copies to:

Moses & Singer LLP 405 Lexington Avenue New York, NY 10174-1299 Attn: Alan Kolod, Esq.

The Issuers or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Issuers or the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

SECTION 11.3.   Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.4.   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.5.   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 3.18) shall include:

(1)  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 11.6.   When Securities Disregarded.  In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any Subsidiary Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.7.   Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.8.   Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.9.   Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE SUBSIDIARY GUARANTEES.

SECTION 11.10.   No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Issuers or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or such Subsidiary Guarantor under the Securities, this Indenture or a Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.11.   Successors.  All agreements of each of the Issuers and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.   Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13.   Qualification of Indenture.  The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement. The Trustee shall be entitled to receive from the Issuers any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 11.14.   Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15.   Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16.   Effectiveness of Provisions for MNA and the Subsidiary Guarantors.  The provisions of this Indenture shall not be effective for MNA and the Subsidiary Guarantors, with the exception of Section 3.21, until the Emergence Date. On the Emergence Date, Escrow LLC will merge with and into MNA with MNA as the surviving entity and MNA will assume all the obligations of Escrow LLC hereunder. The Merger will be permitted notwithstanding anything to the contrary in this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MIRANT NORTH AMERICA, LLC

By
Name:
Title:

MIRANT NORTH AMERICA ESCROW, LLC

By
Name:
Title:

MNA FINANCE CORP.

By
Name:
Title:

MIRANT TEXAS MANAGEMENT, LLC

By
Name:
Title:

MIRANT TEXAS, LP

By
Name:
Title:

MIRANT CALIFORNIA, LLC

By
Name:
Title:

MIRANT POTRERO, LLC

By
Name:
Title:

MIRANT DELTA, LLC

By
Name:
Title:

MIRANT CANAL, LLC

By
Name:
Title:

MIRANT KENDALL, LLC

By
Name:
Title:

MIRANT ZEELAND, LLC

By
Name:
Title:

MIRANT SPECIAL PROCUREMENT, INC.

By
Name:
Title:

MLW DEVELOPMENT, LLC

By
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By
Name:
Title:

SCHEDULE 3.2

EXISTING INDEBTEDNESS

1.             Approximately $12.5 million of capitalized lease obligations of Mirant Zeeland, LLC arising from the Transportation Services Contract, dated December 17, 1999, between Mirant Zeeland, LLC (f/k/a SEI Michigan, L.L.C.) and SEMCO Energy Gas Company, as amended, supplemented and/or modified from time to time, and any other agreements related thereto.

2.             Approximately $36.5 million of capitalized lease obligations of Mirant Chalk Point, LLC(1) arising from (i) the Site Lease Agreement, dated March 21, 1989, between Potomac Electric Power Company (“PEPCO”) and Southern Maryland Electric Cooperative, Inc. (“SMECO”) (as assigned by PEPCO to Mirant Chalk Point, LLC) and (ii) the Facility and Capacity Credit Agreement, dated as of March 21, 1989, between PEPCO and SMECO (as assigned by PEPCO to Mirant Peaker, LLC), in each case as amended, supplemented and/or modified from time to time, and any other agreements related thereto.

(1)Mirant Peaker, LLC was merged into Mirant Chalk Point, LLC on December 16, 2005.

SCHEDULE 3.4

PERMITTED RESTRICTIONS ON DISTRIBUTIONS

None.

SCHEDULE 3.6

EXISTING LIENS

1.                                       Liens securing capitalized lease obligations of Mirant Zeeland, LLC referred to in paragraph 1 of Schedule 3.2.

2.                                       Liens securing capitalized lease obligations of Mirant Chalk Point, LLC referred to in paragraph 2 of Schedule 3.2.

3.                                       In order to secure its obligations under the eleven Conditional Indemnity Agreements executed by Mirant Mid-Atlantic, LLC (“MIRMA”) in favor of each of the eleven Owner Lessors, MIRMA (f/k/a Southern Energy Mid-Atlantic, LLC) as “mortgagor” executed in favor of the applicable Owner Lessor (identified below) an Indemnity Mortgage (identified below) which encumbered, among other assets, the above-ground improvements defined as the “Dickerson Facility” and the “Morgantown Facility.” Each of the Indemnity Mortgages is described in greater detail below:

Indemnity Mortgage		Owner Lessor	Date Executed
1.	Indemnity Mortgage, Security Agreement and Fixture Filing (L1)	Dickerson OL1 LLC	12/19/00
2.	Indemnity Mortgage, Security Agreement and Fixture Filing (L2)	Dickerson OL2 LLC	12/19/00
3.	Indemnity Mortgage, Security Agreement and Fixture Filing (L3)	Dickerson OL3 LLC	12/19/00
4.	Indemnity Mortgage, Security Agreement and Fixture Filing (L4)	Dickerson OL4 LLC	12/19/00
5.	Indemnity Mortgage, Security Agreement and Fixture Filing (L1)	Morgantown OL1 LLC	12/19/00
6.	Indemnity Mortgage, Security Agreement and Fixture Filing (L2)	Morgantown OL2 LLC	12/19/00
7.	Indemnity Mortgage, Security Agreement and Fixture Filing (L3)	Morgantown OL3 LLC	12/19/00

4.             Deed of Trust, Security Agreement and Fixture Filing, to be recorded in Montgomery County, Maryland, among MIRMA as trustor, a trustee to be determined, and Dickerson OL1, LLC as beneficiary, granting a security interest in an undivided interest in the “SEMA Shared Facilities” (as defined in Shared Facilities Agreement, dated as of December 18, 2000, among Southern Energy Mid-Atlantic, LLC, Dickerson OL1, LLC, Dickerson OL2, LLC, Dickerson OL3, LLC and Dickerson OL4, LLC (the “Shared Facilities Agreement”)) and a contingent lien on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Shared Facilities Agreement).

5.             Deed of Trust, Security Agreement and Fixture Filing, to be recorded in Montgomery County, Maryland, among MIRMA as trustor, a trustee to be determined, and Dickerson OL2,

LLC as beneficiary, granting a security interest in an undivided interest in the “SEMA Shared Facilities” (as defined in the Shared Facilities Agreement) and a contingent lien on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Shared Facilities Agreement).

6.             Deed of Trust, Security Agreement and Fixture Filing, to be recorded in Montgomery County, Maryland, among MIRMA as trustor, a trustee to be determined, and Dickerson OL3, LLC as beneficiary, granting a security interest in an undivided interest in the “SEMA Shared Facilities” (as defined in the Shared Facilities Agreement) and a contingent lien on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Shared Facilities Agreement).

7.             Deed of Trust, Security Agreement and Fixture Filing, to be recorded in Montgomery County, Maryland, among MIRMA as trustor, a trustee to be determined, and Dickerson OL4, LLC as beneficiary, granting a security interest in an undivided interest in the “SEMA Shared Facilities” (as defined in the Shared Facilities Agreement) and a contingent lien on an undivided interest in the “Owner Lessor Shared Facilities” (as defined in the Shared Facilities Agreement).

8.

Jurisdiction	Debtor Name	Secured Party	Collateral
DE-SOS	Mirant California, LLC	United Rentals, Inc.	Equipment #662391 Sullair 375H Compressor s/n 004-145869.
DE-SOS	Mirant Canal, LLC	Toyota Motor Credit Corp	One (1) New Toyota Pneumatic Tire Forklift Model 7FGU25 s/n: 68242 with New Rightline Fork Positioner Model E5D1019-16 s/n: 025842.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL2 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL1 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL1 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.

DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL4 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Dickerson OL3 LLC	Indemnity finance statement covering collateral including assets relating to Dickerson facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL3 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL2 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL5 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL4 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL7 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.
DE-SOS MD-Dept. of Assessments and Taxation	Mirant Mid-Atlantic, LLC	Morgantown OL6 LLC	Indemnity finance statement covering collateral including assets relating to Morgantown facility.

SCHEDULE 3.8

EXISTING AFFILIATE TRANSACTIONS

1.                                       MAEM will be party to Power Sale, Fuel, Supply and Services Agreements, dated as of January 3, 2005 with each subsidiary of Mirant North America, LLC and certain affiliated entities that are subsidiaries of Mirant Americas, Inc. in substantially the form provided to the Initial Purchasers prior to the Issue Date, which agreements MAEM will assign to MET.

2.                                       Administrative Services Agreements, dated as of January 3, 2005 between Mirant Services, LLC and each of Mirant North America, LLC and its subsidiaries in substantially the form provided to the Initial Purchasers prior to the Issue Date.

SCHEDULE I

EXISTING INVESTMENTS

1.                                       Investments in Mirant New York, Inc., Mirant Bowline, LLC, Mirant Lovett, LLC, Mirant NY-Gen, LLC and Hudson Valley Gas Corporation on the Emergence Date.

2.                                       Investments consisting of advances not exceeding $20 million to the extent not backed by cash collateral made pursuant to the Intercompany DIP facility (the “Intercompany DIP”) made available by Mirant Americas Energy Marketing, LP (“MAEM”) and Mirant North America, LLC to Mirant New York, Inc., Mirant Bowline, LLC, Mirant Lovett, LLC and Hudson Valley Gas Corporation on terms described in the Offering Memorandum, which agreement MAEM will assign to Mirant Energy Trading LLC (“MET”).

3.                                       Balances owed to Mirant North America, LLC and its subsidiaries owed under intercompany arrangements described in the Offering Memorandum.

4.                                       Investments made pursuant to the Plan of Reorganization. (i) in connection with the restructuring of MEAM and MET as described in the Offering Memorandum in furtherance of the MAEM/MET Effective Date (as defined in the Plan of Reorganization) and (ii) consisting of investments by MIRMA in MAI Series A Preferred Shares.

EXHIBIT A

[FORM OF FACE OF SERIES A NOTE]

[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]

No.	Principal Amount $ , as
revised by the Schedule of Increases and
Decreases in Global Security attached hereto
CUSIP NO.
ISIN:

MIRANT NORTH AMERICA ESCROW, LLC

MIRANT NORTH AMERICA, LLC
MNA FINANCE CORP.

7.375% Senior Note, Series A, due 2013

The Issuers promise to pay to Cede & Co., or its registered assigns, the principal sum of [                         ] DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 31, 2013.

Interest Payment Dates:  June 30 and December 31, commencing on June 30, 2006

Record Dates: June 15 and December 15

Additional provisions of this Security are set forth on the other side of this Security.

A-1

MIRANT NORTH AMERICA ESCROW, LLC

By
Name:
Title:

MIRANT NORTH AMERICA, LLC

By
Name:
Title:

MNA FINANCE CORP.

By
Name:
Title:

Date:

A-2

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

Date:

A-3

[FORM OF REVERSE SIDE OF SERIES A NOTE]

MIRANT NORTH AMERICA ESCROW, LLC

MIRANT NORTH AMERICA, LLC

 MNA FINANCE CORP.

7.375% Senior Note, Series A, due 2013

1.   Interest

Mirant North America Escrow, LLC, a Delaware limited liability company (“Escrow LLC”), Mirant North America, LLC, a Delaware limited liability company (“MNA” and together with the Escrow LLC, the “Company”), and MNA Finance Corp., a Delaware corporation (the “MNA Finance Corp.” and, together with the Company, the “Issuers”) promise to pay interest on the principal amount of this Security at the rate per annum shown above. The obligations of MNA under this Security shall not become effective until the Emergence Date.

The Issuers will pay interest semi-annually on June 30 and December 31, commencing on June 30, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 23, 2005. The Issuers shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

In the event that either the Exchange Offer is not completed or the shelf registration statement (the “Shelf Registration Statement”), if required by the Registration Rights Agreement, is not declared effective on or prior to September 19, 2006, the interest rate on the Securities will be increased by 1.00% per annum until the Exchange Offer is completed or the Shelf Registration Statement, if required by the Registration Rights Agreement, is declared effective by the SEC or the Securities become freely tradable under the Securities Act.

If the Shelf Registration Statement, if required by the Registration Rights Agreement, has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.

2.   Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the June 15 or December 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

Initially, Law Debenture Trust Company of New York (the “Trustee”) will act as Trustee and Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. Any of the domestically organized Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

The Issuers issued the Securities under an Indenture dated as of December 23, 2005 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured, senior obligations of the Issuers. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 7.375% Senior Notes, Series A, due 2013

referred to in the Indenture. The Securities include (i) $850,000,000 aggregate principal amount of the Issuers’ 7.375% Senior Notes, Series A, due 2013 issued under the Indenture on December 23, 2005 (herein called “Initial Securities”), (ii) if and when issued, additional 7.375% Senior Notes, Series A, due 2013 or 7.375% Senior Notes, Series B, due 2013 of the Issuers that may be issued from time to time under the Indenture subsequent to December 23, 2005 (herein called “Additional Securities”) and (iii) if and when issued, the Issuers’ 7.375% Senior Notes, Series B, due 2013 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Securities”). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes, among other things, certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, affiliate transactions, the making of payments for consents, the entering into of agreements that restrict distributions from restricted subsidiaries, the consummation of mergers and consolidations, entering new lines of business, restrictions on the activities of the Corp. Co-Issuer and activities prior to the Emergence Date. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have fully, unconditionally and irrevocably Guaranteed (and future guarantors, together with the Subsidiary Guarantors, will fully, unconditionally and irrevocably Guarantee), jointly and severally, to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior unsecured basis.

5.   Redemption

Except as set forth below, the Securities will not be redeemable at the option of the Issuers prior to December 31, 2009. On and after such date, the Securities will be redeemable, at the Issuers’ option, in whole or in part, at any time from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 31st of the years set forth below:

Period	Percentage
2009	103.688%
2010	101.844%
2011 and thereafter	100.000%

In addition, at any time and from time to time prior to December 31, 2008, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Securities (including Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities (including Additional Securities) must remain outstanding after each such redemption; provided further, that each such redemption occurs within 90 days of the date of closing of such Equity Offering.

The Securities may be redeemed, in whole or in part, at any time prior to December 31, 2009 at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Issuers.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

If the Escrow Release Conditions (as defined in the Escrow Agreement) shall not have been fulfilled, or the escrow agent shall not have received the Officers’ Certificate described in Section 7(a) of the Escrow Agreement, by January 6, 2006 or the Plan of Reorganization shall have been amended and such amendments are materially adverse to the holders of the Securities or the Plan of Reorganization shall have been terminated prior to such date, the escrow agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuers, the Trustee or any other Person, notify the Trustee that all of the Securities shall be subject to a special redemption (the “Special Redemption”) in accordance with Section 5.9 of the Indenture on the second Business Day after delivery of such notice but in any event on or prior to January 10, 2006 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuers shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the last paragraph of Section 5.5 of the Indenture) at least two Business Days prior to the Special Redemption Date deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 5.5 of the Indenture. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuers shall instruct the escrow agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Securities shall be redeemed, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the Special Redemption Date, notwithstanding the noncompliance by the Issuers with the requirements of the second sentence of Section 5.9 of the Indenture.

6.   Repurchase Provisions

If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Issuers to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing. The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption.

8.   Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as unsecured general creditors.

10.   Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11.   Amendment, Supplement, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended or supplemented by the Issuers, the Subsidiary Guarantors and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment (except in accordance with Section 6.4 of the Indenture)) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities, in each case other than in respect of a provision that cannot be amended without the written consent of each Holder affected. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a successor corporation of the obligations of the Issuers or any Subsidiary Guarantor under the Indenture; provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Code); add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary (provided, however, that the designation is in accordance with the applicable provisions of the Indenture); secure the Securities; add to the covenants of the Issuers and the Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Restricted Subsidiary; make any change that does not adversely affect the rights of any Holder; comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; provide for the issuance of the Exchange Securities which shall have terms substantially identical in all respects to the Initial Securities or the Additional Securities, as the case may be (except that the transfer restrictions contained in the Initial Securities or the Additional Securities, as the case may be, shall be modified or eliminated as appropriate), and which shall be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities; release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; provide for the appointment of a successor trustee (provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture); make any change necessary to conform the Indenture to the Description of the Notes in the Offering Memorandum; or provide for the issuance of Additional Securities in accordance with the provisions of the Indenture.

12.   Defaults and Remedies

Under the Indenture, Events of Default include (each of which are more specifically described in the Indenture) (i) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when due, continued for 30 days; (ii) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Issuers or any Subsidiary Guarantor to comply with their obligations under Section 4.1 of the Indenture; (iv) failure by the Issuers or any Subsidiary Guarantor to comply for 30 days after notice with any of their obligations under Article III of the Indenture (other than (x) a failure to purchase Securities which will constitute an Event of Default under clause (ii) and other than a failure to comply with Section 4.1 of the Indenture, which will constitute an Event of Default under clause (iii) and (y) Sections 3.14, 3.15, 3.16, 3.17, 3.18 and 3.20 of the Indenture, which will constitute an Event of Default under clause (v) below); (v) failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice as provided below with their other agreements contained in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of its Restricted Subsidiaries or New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or the payment of which is guaranteed by the Issuers, any of their Restricted Subsidiaries or New Mirant, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (1) is caused by a failure to pay principal of such Indebtedness at its final stated maturity or (2) results in the acceleration of such Indebtedness prior to its maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that this clause (vi) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuers so long as such Indebtedness is retired upon such sale or transfer; (vii) certain events set forth in Section 6.1(7) of the Indenture of bankruptcy, insolvency or reorganization of either of the Issuers or New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or a Significant Subsidiary of the Issuers or group of Restricted Subsidiaries of the Issuers that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or (ix) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary expressly denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. If an Event of Default described in (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest.

13.   Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Issuers, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee.

14.   No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or such Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the

Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

15.   Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.   Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.   CUSIP, Common Code and ISIN Numbers

The Issuers have caused CUSIP, Common Code or ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18.   Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19.   Effectiveness of Provisions of the Indenture for MNA and the Subsidiary Guarantors

The provisions of the Indenture shall not be effective for MNA and the Subsidiary Guarantors, with the exception of Section 3.21, until the Emergence Date. On the Emergence Date, Escrow LLC will merge with and into MNA with MNA as the surviving entity and MNA will assume all the obligations of Escrow LLC hereunder.

The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Mirant North America Escrow, LLC

Mirant North America, LLC

MNA Finance Corp.

1155 Perimeter Center West, Suite 100

Atlanta, GA 30338

Attention:  Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by any of the Issuers, or any Affiliate of any of the Issuers, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1☐                             acquired for the undersigned’s own account, without transfer; or

2☐                             transferred to the Issuers; or

3☐                             transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4☐                             transferred pursuant to an effective registration statement under the Securities Act; or

5☐                             transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6☐                             transferred to an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

7☐                             transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Securities, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases and decreases in this Global Security have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Issuers pursuant to Section 3.5 or 3.11 of the Indenture, check either box:

☐	☐
3.5	3.11

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 3.5 or Section 3.11 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

[FORM OF FACE OF SERIES B NOTE]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ], as
revised by the Schedule of Increases and
Decreases in Global Security attached hereto
CUSIP NO.
ISIN:

MIRANT NORTH AMERICA ESCROW, LLC

MIRANT NORTH AMERICA, LLC
MNA FINANCE CORP.

7.375% Senior Note, Series B, due 2013

The Issuers promise to pay to Cede & Co., or its registered assigns, the principal sum of [                                 ] DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on December 31, 2013.

Interest Payment Dates:  June 30 and December 31, commencing on June 30, 2006

Record Dates:  June 15 and December 15

Additional provisions of this Security are set forth on the other side of this Security.

MIRANT NORTH AMERICA ESCROW, LLC

By:
Name:
Title:

MIRANT NORTH AMERICA, LLC

By:
Name:
Title:

MNA FINANCE CORP.

By:
Name:
Title:

Date:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF SERIES B NOTE]

MIRANT NORTH AMERICA ESCROW, LLC

MIRANT NORTH AMERICA, LLC
MNA FINANCE CORP.

 7.375% Senior Note, Series B, due 2013

1.   Interest

Mirant North America Escrow, LLC, a Delaware limited liability company (“Escrow LLC”), Mirant North America, LLC, a Delaware limited liability company (“MNA” and together with the Escrow LLC, the “Company”), and MNA Finance Corp., a Delaware corporation (the “MNA Finance Corp.” and, together with the Company, the “Issuers”) promise to pay interest on the principal amount of this Security at the rate per annum shown above. The obligations of MNA under this Security shall not become effective until the Emergence Date.

The Issuers will pay interest semi-annually on June 30 and December 31, commencing on June 30, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 23, 2005. The Issuers shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the June 15 or December 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

Initially, Law Debenture Trust Company of New York (the “Trustee”) will act as Trustee and Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. Any of the domestically organized Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

The Issuers issued the Securities under an Indenture dated as of December 23, 2005 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured, senior obligations of the Issuers. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 7.375% Senior Notes, Series A, due 2013 referred to in the Indenture. The Securities include (i) $850,000,000 aggregate principal amount of the Issuers’ 7.375% Senior Notes, Series A, due 2013 issued under the Indenture on December 23, 2005 (herein called “Initial Securities”), (ii) if and when issued, additional 7.375% Senior Notes, Series A, due 2013 or 7.375% Senior Notes, Series B, due 2013 of the Issuers that may be issued from time to time under the Indenture subsequent to December 23, 2005 (herein called “Additional Securities”) and (iii) if and when issued, the Issuers’ 7.375% Senior Notes, Series B, due 2013 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Securities”). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes, among other things, certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, affiliate transactions, the making of payments for consents, the entering into of agreements that restrict distributions from restricted subsidiaries, the consummation of mergers and consolidations, entering new lines of business, restrictions on the activities of the Corp. Co-Issuer and activities prior to the Emergence Date. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have fully, unconditionally and irrevocably Guaranteed (and future guarantors, together with the Subsidiary Guarantors, will fully, unconditionally and irrevocably Guarantee), jointly and severally, to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior unsecured basis.

5.   Redemption

Except as set forth below, the Securities will not be redeemable at the option of the Issuers prior to December 31, 2009. On and after such date, the Securities will be redeemable, at the Issuers’ option, in whole or in part, at any time from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 31st of the years set forth below:

Period	Percentage

2009	103.688%
2010	101.844%
2011 and thereafter	100.000%

In addition, at any time and from time to time prior to December 31, 2008, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Securities (including Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 107.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities (including Additional Securities) must remain outstanding after each such redemption; provided further, that each such redemption occurs within 90 days of the date of closing of such Equity Offering.

The Securities may be redeemed, in whole or in part, at any time prior to December 31, 2009 at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Issuers.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

If the Escrow Release Conditions (as defined in the Escrow Agreement) shall not have been fulfilled, or the escrow agent shall not have received the Officers’ Certificate described in Section 7(a) of the Escrow Agreement, by January 6, 2006 or the Plan of Reorganization shall have been amended and such amendments are materially adverse to the holders of the Securities or the Plan of Reorganization shall have been terminated prior to such date, the escrow agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuers, the Trustee or any other Person, notify the Trustee that all of the Securities shall be subject to a special redemption (the “Special Redemption”) in accordance with Section 5.9 of the Indenture on the second Business Day after delivery of such notice but in any event on or prior to January 10, 2006 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuers shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the last paragraph of Section 5.5 of the Indenture) at least two Business Days prior to the Special Redemption Date deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 5.5 of the Indenture. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuers shall instruct the escrow agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Securities shall be redeemed, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the Special Redemption Date, notwithstanding the noncompliance by the Issuers with the requirements of the second sentence of Section 5.9 of the Indenture.

6.   Repurchase Provisions

If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Issuers to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing. The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption.

8.   Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as unsecured general creditors.

10.   Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11.   Amendment, Supplement, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended or supplemented by the Issuers, the Subsidiary Guarantors and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment (except in accordance with Section 6.4 of the Indenture)) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities, in each case other than in respect of a provision that cannot be amended without the written consent of each Holder affected. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a successor corporation of the obligations of the Issuers or any Subsidiary Guarantor under the Indenture; provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Code); add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary (provided, however, that the designation is in accordance with the applicable provisions of the Indenture); secure the Securities; add to the covenants of the Issuers and the Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Restricted Subsidiary; make any change that does not adversely affect the rights of any Holder; comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; provide for the issuance of the Exchange Securities which shall have terms substantially identical in all respects to the Initial Securities or the Additional Securities, as the case may be (except that the transfer restrictions contained in the Initial Securities or the Additional Securities, as the case may be, shall be modified or eliminated as appropriate), and which shall be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities; release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; provide for the appointment of a successor trustee (provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture); make any change necessary to conform the Indenture to the Description of the Notes in the Offering Memorandum; or provide for the issuance of Additional Securities in accordance with the provisions of the Indenture.

12.   Defaults and Remedies

Under the Indenture, Events of Default include (each of which are more specifically described in the Indenture) (i) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when due, continued for 30 days; (ii) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Issuers or any Subsidiary Guarantor to comply with their obligations under Section 4.1 of the Indenture; (iv) failure by the Issuers or any Subsidiary Guarantor to comply for 30 days after notice with any of their obligations under Article III of the Indenture (other than (x) a failure to purchase Securities which will constitute an Event of Default under clause (ii) and other than a failure to comply with Section 4.1 of the Indenture, which will constitute an Event of Default under clause (iii) and (y) Sections 3.14, 3.15, 3.16, 3.17, 3.18 and 3.20 of the Indenture, which will constitute an Event of Default under clause (v) below); (v) failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice as provided below with their other agreements contained in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of its Restricted Subsidiaries or New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or the payment of which is guaranteed by the Issuers, any of their Restricted Subsidiaries or New Mirant, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (1) is caused by a failure to pay principal of such Indebtedness at its final stated maturity or (2) results in the acceleration of such Indebtedness prior to its maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that this clause (vi) shall not apply to Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuers so long as such Indebtedness is retired upon such sale or transfer; (vii) certain events set forth in Section 6.1(7) of the Indenture of bankruptcy, insolvency or reorganization of either of the Issuers or New Mirant (subject, solely in the case of New Mirant, to there being outstanding more than $100.0 million of unfunded MAI Series A Preferred Shares and MAI Series B Preferred Shares in the aggregate) or a Significant Subsidiary of the Issuers or group of Restricted Subsidiaries of the Issuers that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or (ix) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary expressly denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. If an Event of Default described in (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest.

13.   Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Issuers, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee.

14.   No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or such Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

15.   Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.   Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.   CUSIP, Common Code and ISIN Numbers

The Issuers have caused CUSIP, Common Code or ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18.   Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19.   Effectiveness of Provisions of the Indenture for MNA and the Subsidiary Guarantors

The provisions of the Indenture shall not be effective for MNA and the Subsidiary Guarantors, with the exception of Section 3.21, until the Emergence Date. On the Emergence Date, Escrow LLC will merge with and into MNA with MNA as the surviving entity and MNA will assume all the obligations of Escrow LLC hereunder.

The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Mirant North America Escrow, LLC

Mirant North America, LLC

MNA Finance Corp.

1155 Perimeter Center West, Suite 100

Atlanta, GA 30338

Attention:  Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases and decreases in this Global Security have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Issuers pursuant to Section 3.5 or 3.11 of the Indenture, check either box:

☐	☐
3.5	3.11

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 3.5 or Section 3.11 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT C

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

This Supplemental Indenture, dated as of December          , 2005 (this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Mirant North America Escrow, LLC, a Delaware limited liability company (“Escrow LLC”), Mirant North America, LLC, a Delaware limited liability company (the “Company” and together with the Escrow LLC, the “LLC Issuer”), MNA Finance Corp., a Delaware corporation (the “Corp. Co-Issuer” and, together with the LLC Issuer, the “Issuers”), the Subsidiary Guarantors (as hereinafter defined) from time to time parties hereto and Law Debenture Trust Company of New York, a national banking association (the “Trustee”), as Trustee.

W I T N E S S E T H:

WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of December 23, 2005 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.375% Senior Notes due 2013 of the Issuers (the “Securities”);

WHEREAS, Section 3.13 of the Indenture provides that under certain circumstances the Issuers are required to cause each Restricted Subsidiary that Guarantees, on the Emergence Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor (excluding a Guarantee by a Non-Guarantor Restricted Subsidiary of Indebtedness issued by a Non-Guarantor Restricted Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities on a senior unsecured basis; and

WHEREAS, pursuant to Section 10.1 of the Indenture, the Trustee, the Issuers and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuers, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined,

except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2   Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article XI of the Indenture on a senior unsecured basis.

ARTICLE III

Miscellaneous

SECTION 3.1   Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2   Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3   Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4  Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

C-2

SECTION 3.5   Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6   Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7   Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Guarantor and not of the Trustee.

C-3

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the date first above written.

[SECURITIES GUARANTOR],
as a Guarantor

By:
Name:
Title:
[Address]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Name:
Title:

MIRANT NORTH AMERICA, LLC

By:
Name:
Title:

MNA FINANCE CORP.

By:
Name:
Title:

MIRANT TEXAS MANAGEMENT, LLC

By
Name:
Title:

MIRANT TEXAS, LP

By
Name:
Title:

MIRANT CALIFORNIA, LLC

By
Name:
Title:

MIRANT POTRERO, LLC

By
Name:
Title:

MIRANT DELTA, LLC

By
Name:
Title:

MIRANT CANAL, LLC

By
Name:
Title:

MIRANT KENDALL, LLC

By
Name:
Title:

C-2

MIRANT ZEELAND, LLC

By:
Name:
Title:

MIRANT SPECIAL PROCUREMENT, INC.

By:
Name:
Title:

MLW DEVELOPMENT, LLC

By:
Name:
Title:

C-3